UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to §240.14a-12

Coastal Financial Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 5, 2024
Dear Shareholder:
You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “annual meeting”) of Coastal Financial Corporation (the “Company”). The annual meeting will be held on Wednesday, May 22, 2024 at 6:00 p.m. Pacific Time and will be held in a completely virtual format.  There will not be a physical location for the annual meeting.  The virtual meeting format allows for expanded meeting access for our shareholders in a climate friendly format.  Additionally, the virtual meeting format provides improved communication and cost savings for our shareholders and our Company.  To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 21, 2024 at 5:00 p.m. Pacific Time.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Moss Adams LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the virtual annual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online no later than 11:59 pm Pacific Time on May 21, 2024 or to mail your completed proxy card such that it is received by 11:59 pm Pacific Time on May 21, 2024. You may attend and participate in the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 21, 2024 at 5:00 p.m. Pacific Time.  You will be able to vote electronically and submit questions during the annual meeting only if you register to attend the annual meeting.
If you attend the virtual annual meeting, you may vote virtually even if you have previously voted online or if you have mailed a proxy card.
We look forward to seeing you at the annual meeting.

Sincerely,

Eric M. Sprink
Chief Executive Officer
This proxy statement is first being sent to the shareholders of the Company on or about April 5, 2024.

NOTICE OF THE 2024 ANNUAL MEETING OF SHAREHOLDERS OF COASTAL FINANCIAL CORPORATION

TIME AND DATE:	6:00 p.m. Pacific Time, on Wednesday, May 22, 2024.

PLACE:
Virtual meeting only. To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 21, 2024 at 5:00 p.m. Pacific Time.  There will not be a physical location for the annual meeting.

ITEMS OF BUSINESS:
(1)To elect Sadhana Akella-Mishra, Brian T. Hamilton, Eric M. Sprink and Pamela R. Unger as directors to serve for a term of three years until the 2027 annual meeting of shareholders;
(2)An advisory (non-binding) vote to approve the compensation paid to our named executive officers;
(3)An advisory (non-binding) vote on the frequency of future advisory votes on compensation paid to our named executive officers;
(4)To ratify the selection of Moss Adams LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for fiscal year 2024; and
(5)To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

RECORD DATE:
To vote, you must have been a shareholder at the close of business on March 20, 2024. A complete list of such shareholders will be available for inspection at the Company’s offices in Everett, Washington during normal business hours for a period of 10 days prior to the 2024 annual meeting, and also during the annual meeting until the close of such meeting.

ATTENDANCE AND VOTING:
You may attend the annual meeting virtually by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 21, 2024 at 5:00 p.m. Pacific Time.  Shareholders may vote and submit questions while attending the annual meeting virtually. You will need the control number located on either your notice of internet availability or your proxy card to register for the annual meeting.

Your vote is important.  It is important that your shares be represented and voted at the annual meeting. You can vote your shares online or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are described in more detail in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the annual meeting by following the instructions in the proxy statement. Whether or not you plan to attend the annual meeting virtually, please vote online or by marking, signing, dating and promptly returning the proxy card or voting instruction card.

By Order of the Board of Directors

Joel G. Edwards
Corporate Secretary
Everett, Washington
April 5, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 22, 2024
This proxy statement, proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are available at https://annualgeneralmeetings.com/ccb2024

INFORMATION ABOUT THE ANNUAL MEETING
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Coastal Financial Corporation (which we refer to in this proxy statement as “Coastal Financial,” “we,” “us,” “our,” or the “Company”) to be used at the 2024 Annual Meeting of Shareholders of the Company (the “annual meeting”). The Company is the holding company for Coastal Community Bank (the “Bank”).
Internet Availability of Proxy Materials
This proxy statement, proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) are available at our corporate website at www.coastalbank.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov and may access these materials at https://annualgeneralmeetings.com/ccb2024. A Notice of Internet Availability of Proxy Materials (the “Notice”) regarding this proxy statement is being first mailed to shareholders on or about April 5, 2024, containing instructions on how to access and review this proxy statement and the Annual Report. The Notice also instructs you how you may submit your proxy online or via mail. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this proxy statement.
Time and Location of the Annual Meeting
The annual meeting will be held in a completely virtual format.  There will be no physical location for the annual meeting.  You may attend, vote and submit questions during the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 21, 2024 at 5:00 p.m. Pacific Time. You may submit written questions or statements during the meeting by following the instructions on the meeting website. You may also submit written questions or statements through the registration website until the registration deadline for the meeting. Questions or statements received from shareholders that are relevant to the business to be conducted at the annual meeting will be read aloud and, if appropriate, answered during the meeting, as time permits.  You will need the control number located on either your Notice or on your proxy card to register for the annual meeting.
In order to be climate friendly, provide expanded access, improve communication and cost savings for our shareholders and our Company, this year’s annual meeting will be held in a virtual only format. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us during the annual meeting so they can ask questions. During the live Q&A session of the annual meeting, we may answer questions as they come in, to the extent relevant to the business to be conducted at the annual meeting, as time permits.
Who Can Vote at the Annual Meeting
Shareholders of Record
You are entitled to vote your shares of Coastal Financial common stock, no par value per share (the “shares”) if the records of the Company show that you held your shares as of the close of business on March 20, 2024 (the “Record Date”).
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
As of the close of business on the Record Date, 13,387,725 shares of Coastal Financial common stock were outstanding and entitled to vote. Each share of common stock has one vote.

INFORMATION ABOUT THE ANNUAL MEETING
How to Vote Your Shares
If you are a shareholder of record, you may vote your shares electronically over the internet before or during the annual meeting or vote by mailing your proxy card according to the instructions below. Whether or not you plan to attend the virtual annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting virtually and vote electronically at the annual meeting even if you have already voted by proxy.
•To vote through the internet before the annual meeting, go to https://annualgeneralmeetings.com/ccb2024 to complete an electronic proxy card. You will be asked to provide the 12-digit control number from the Notice or the proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 21, 2024 to be counted.
•To vote by mail using a proxy card simply complete, sign and date the proxy card and return it promptly to: Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. If you return your signed proxy card to us by 11:59 p.m. Pacific Time, on May 21, 2024, we will vote your shares as you direct. If needed, you may request a proxy card by following the instructions in the Notice.
If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.
Attending the Annual Meeting
If you are a shareholder of record as of the Record Date, you may attend the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 21, 2024 at 5:00 p.m. Pacific Time. If you hold your shares in street name, you will also need to register to attend the virtual annual meeting. Instructions are required to be provided on the voting instruction card provided by the beneficial owner’s broker, bank, or other nominee.
The annual meeting will begin promptly at 6:00 p.m. Pacific Time, on Wednesday, May 22, 2024. We encourage you to access the annual meeting prior to start time. Please allow time for online check-in, which will begin at 5:45 p.m. Pacific Time.
Items Voted on; Vote Required
Quorum
The annual meeting will be held only if there is a quorum. A majority of the outstanding shares entitled to vote, represented virtually or by proxy, on a matter constitutes a quorum for that matter. If you return valid proxy instructions or attend the annual meeting virtually, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions, broker non-votes and votes withheld will be treated as present for purposes of determining the presence or absence of quorum.
Vote Required
•Item 1 – In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes properly cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes properly cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is four. In the election of directors, abstentions, broker non-votes and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election.
•Item 2 - You may vote in favor of the proposal, against the proposal or abstain. Abstentions will have no impact on the outcome of the proposal. Broker non-votes are not entitled to vote and therefore will have no impact on the approval of the proposal. This proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting.
•Item 3 - In voting on the advisory vote on frequency of future advisory votes on the compensation paid to our named executive officers, you may vote on whether a resolution to approve the compensation of our named

INFORMATION ABOUT THE ANNUAL MEETING
executive officers should be presented to shareholders every one, two or three years, or to abstain from voting. Abstentions will have no impact on the outcome of the proposal. Broker non-votes are not entitled to vote and therefore will have no impact on the approval of the proposal. The option of one year, two years or three years that receives the greatest number of votes properly cast by shareholders will be considered the frequency for the advisory vote on executive compensation that has been recommended by stockholders and will be given due regard by, but will not be binding on, the Board of Directors.
•Item 4 – In voting on the approval to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2024, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting. In the ratification of our independent registered public accounting firm, abstentions are treated as present for quorum purposes only and will have no effect.  We do not expect to receive broker non-votes on this item as brokers, banks or other nominees will have discretionary authority to vote shares for which street name shareholders do not provide voting instructions.
Abstentions and Broker Non-Votes
Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. An abstention occurs when a shareholder attends the annual meeting, either virtually or by proxy, but abstains from voting where permitted.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Effect of Not Casting Your Vote For Shares Held in Street Name
Items 1, 2 and 3:  If you hold your shares in street name, it is critical that you cast your vote if you want it to count in connection with Items 1, 2 and 3 as each are considered “non-routine.”  Current regulations restrict the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors and certain other “non-routine” matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote in connection with Items 1, 2 and 3, no votes will be cast on your behalf. These are referred to as broker non-votes.
Item 4:  Your broker, bank or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.
Voting by Proxy
This proxy statement is being sent to you by the Board of Directors to request that you allow your shares to be represented at the annual meeting by the persons named in the proxy card. All shares represented at the annual meeting by properly executed and dated proxies or proxies submitted online will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors.
The Board of Directors recommends that you vote:
•“FOR” each of the nominees for director;
•“FOR” the advisory vote to approve the compensation paid to our named executive officers;
•“1 YEAR” on the advisory vote on frequency of future advisory votes on the compensation paid to our named executive officers; and
•“FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2024.
If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or

INFORMATION ABOUT THE ANNUAL MEETING
postpone the meeting to solicit additional proxies. If the annual meeting is adjourned or postponed, your shares may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.
If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.
Revoking Your Proxy
You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing, addressed to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 before your shares have been voted at the annual meeting, deliver a later-dated and executed valid proxy by mail or voting online, or attend the virtual annual meeting and vote your shares virtually. Attendance at the virtual annual meeting will not in itself constitute revocation of your proxy.
Annual Meeting Advance Notice Requirements
Consideration of Director Recommendations by Shareholders. It is the policy of the Governance & Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Governance & Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. In order to avoid the unnecessary use of the Governance & Nominating Committee’s resources, the Governance & Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders for Consideration of Director Nominees and Other Matters. To submit a recommendation for a director candidate to the Governance & Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Governance & Nominating Committee, care of the Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203:
•the name of the person recommended as a director candidate;
•all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•the written consent of the person being recommended as a director candidate to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;
•as to the shareholder making the recommendation,
◦the name and address, as they appear on the Company’s books, of such shareholder; provided, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;
◦the class and number of shares of the Company's common stock that are beneficially owned by such shareholder; and
◦a statement disclosing whether such shareholder is acting with or on behalf of any other person or persons and, if applicable, the identity of such person or persons.
In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s annual meeting of shareholders the recommendation must be received at the principal executive office of the Company at least 90 days prior to the date of the meeting, or, if less than 100 days’ (i) notice or (ii) prior public disclosure of the meeting date is given of the annual meeting of shareholders, the recommendation must be received not later than the close

INFORMATION ABOUT THE ANNUAL MEETING
of business on the 10th day following the day the annual meeting notice was (A) mailed or (B) such public disclosure was made. The Company’s Amended and Restated Bylaws (“Bylaws”) provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting.
Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company's Corporate Secretary must receive a notice of shareholder proposal not less than 90 days before the annual meeting; provided, that if less than 100 days' of (i) notice or (ii) prior public disclosure of the meeting date is given or made to the shareholders, shareholder notice must be received not later than the close of business on the 10th day following the day the annual meeting notice was (A) mailed or (B) such public disclosure was made.  A shareholder who desires to raise new business must provide certain information as provided by our Bylaws to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information as provided by our Bylaws concerning the nominee and the proposing shareholder as described above. A copy of our Bylaws may be obtained from the Company.
Requirements for Shareholder Proposals and Nominations to Be Included in the Company’s Proxy Materials
Shareholders interested in submitting a proposal (other than for the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2025 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 6, 2024. If next year’s annual meeting is held on a date more than 30 calendar days from May 22, 2025, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of our Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Such proposals should be sent in writing to Coastal Financial Corporation, Corporate Secretary, 5415 Evergreen Way, Everett, Washington 98203.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2025 and comply with the requirements and deadlines outlined in our Bylaws described herein. If next year’s annual meeting is held on a date more than 30 calendar days from May 22, 2025, the notice required under Rule 14a-19 under the Exchange Act must be received by the later of 60 days prior to the date of the 2025 annual meeting or the tenth calendar day after we publicly announce the meeting date.
Proxy Solicitation Costs
The accompanying proxy is being solicited by the Board of Directors.  The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
Sharing an Address With Other Shareholders
In some cases, shareholders holding their shares in “street name,” who share the same surname and address receive only one copy of the Notice or other annual meeting materials, if any. This practice, known as “householding,” is designed to reduce our printing and postage costs as well as natural resources. However, if a shareholder residing at such an address wishes to receive a separate annual report or Notice in the future, he or she should contact their broker, bank or other nominee. Shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will also only receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. If you are a stockholder of record and would like to have separate copies of the Notice or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to the Company’s

INFORMATION ABOUT THE ANNUAL MEETING
stock transfer agent (Pacific Stock Transfer Company) by calling their toll-free number at 1-800-785-7782 or by emailing our transfer agent at cs@pacificstocktransfer.com., and we will cease householding all such documents within 30 days. If you are a shareholder of record and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Company’s stock transfer agent (Pacific Stock Transfer Company) by calling their toll-free number at 1-800-785-7782 or by emailing our transfer agent at cs@pacificstocktransfer.com.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and strives to adopt best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 and on the Company’s website at www.coastalbank.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).
Hedging and Pledging
Our directors, executive officers and employees are prohibited from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.
We also prohibit our directors and employees from pledging Company securities as collateral for a loan, subject to limited exceptions where securities are pledged as collateral for third-party loans and where the directors and employees demonstrate the financial capacity to repay the loan without resort to the pledged securities.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees. The Board of Directors held 11 regular meetings during the fiscal year ended December 31, 2023. No director during 2023 attended fewer than 75% of the meetings of the Board of Directors and key committees (Audit Committee, Compensation Committee and Governance & Nominating Committee) on which such director served.
Clawback Policy
The Company maintains a clawback policy (the “Clawback Policy”) in compliance with the SEC’s and Nasdaq Stock Market, LLC’s (“Nasdaq”) final rules. The Clawback Policy requires the repayment of certain bonus or other incentive compensation (whether paid in cash or stock) paid to any current or former executive officer, including our named executive officers, in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements. The Clawback Policy also provides the Board of Directors the authority to recover certain bonuses and other incentive and equity compensation paid the Company’s executive officers in the event of any fraudulent behavior or intentional illegal conduct.

CORPORATE GOVERNANCE
Board Diversity Matrix

Coastal Financial Corporation - Board Diversity Matrix
As of March 20, 2024
Total Number of Directors:	11
		Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		3	8	0	0
Part II: Demographic Background
African American or Black		1	0	0	0
Native American or Alaskan Native		0	0	0	0
Asian		1	0	0	0
Hispanic or Latinx		0	0	0	0
Native Hawaiian or Pacific Islander		0	0	0	0
White		2	8	0	0
Two or More Races/Ethnicities *		1	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0
*Directors identifying in this category are also identified in each individual category as required.
Director Independence
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of such director’s family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Eric M. Sprink, who is the Chief Executive Officer of the Company and the Bank, Chris Adams, who is a partner of Adams & Duncan Inc., PS, which is a law firm that provides legal services to the Company, and Andrew P. Skotdal (retired from the board of directors in May 2023) who has an ownership interest in an entity from which the Bank leases its Downtown Everett Branch.

CORPORATE GOVERNANCE
The following table identifies our standing committees and their members as of March 20, 2024. All members of each committee are independent in accordance with the listing standards of the Nasdaq and the SEC, where applicable. The Board of Directors has adopted a written charter for each committee that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of each committee charter is available on the Company’s website at www.coastalbank.com.

Director	Audit Committee	Compensation Committee	Governance & Nominating Committee
Christopher D. Adams
Sadhana Akella-Mishra (1)			Member
Rilla R. Delorier (1)	Member	Member
Brian T. Hamilton (1)(2)
Steven D. Hovde (1)		Member	Member
Stephan Klee (1)	Member	Chair
Thomas D. Lane (1)	Member	Member	Chair
Michael R. Patterson (1)	Chair
Eric M. Sprink
Gregory A. Tisdel (1)	Member	Member
Pamela R. Unger (1)	Member		Member
Number of Meetings in 2023	10	5	2
(1)Independent Director.
(2)Brian T. Hamilton was appointed to the Board of Directors in January 2024.

Audit Committee. The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. Among other things, the functions and responsibilities of the Audit Committee include:
•being responsible for the appointment, compensation, retention and oversight of the independent auditor;
•reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;
•overseeing internal audit activities;
•pre-approving all audit and permissible non-audit services to be performed by the Company’s independent auditor;
•authorizing, reviewing, and approving the Audit Committee Report to be included in the Company’s annual proxy statement;
•overseeing the Company's risk assessment and risk management policies;
•establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by its employees of concerns regarding questionable accounting or auditing matters; and
•reviewing the Audit Committee’s performance and the adequacy of the Audit Committee’s charter on an annual basis.
The Company also provides for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company’s independent auditor, any independent counsel or other advisors engaged by the Audit

CORPORATE GOVERNANCE
Committee and for administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
The Board of Directors has determined that Michael R. Patterson, who qualifies as independent for purposes of serving on the audit committee, is an “audit committee financial expert,” as such term is defined by the rules and regulations of the SEC.
The report of the Audit Committee appears in this proxy statement in the section titled “Item 2 — Ratification of Selection of Independent Registered Public Accounting Firm—Audit Committee Report.”
Compensation Committee. The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating its executive officers and directors. Among other things, the functions and responsibilities of the Compensation Committee include:
•overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees;
•reviewing and approving annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of these goals and objectives, and recommending to the Board of Directors the Chief Executive Officer’s compensation level based on this evaluation;
•in collaboration with the Chief Executive Officer, reviewing and evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits;
•reviewing, administering and making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans;
•reviewing, approving and recommending to the Board of Directors, employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;
•reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;
•reviewing the compensation discussion and analysis and the compensation risk assessment, and preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and recommending to our Board of Directors their approval and inclusion in this proxy;
•reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s directors;
•developing a succession plan for our executive officer positions, reviewing it annually and making recommendations to the Board of Directors regarding the selection of individuals to fill these positions; and
•reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.
Governance & Nominating Committee. The Governance & Nominating Committee is responsible for assisting the Board of Directors in discharging its duties related to corporate governance and nominating functions. Among other things, the functions and responsibilities of the Governance & Nominating Committee include:
•developing policies on the size and composition of the Board of Directors;
•developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director;
•reviewing possible candidates for election to the Board of Directors;

CORPORATE GOVERNANCE
•recommending to the Board of Directors candidates for election or re-election to the Board of Directors;
•recommending structure, composition and assignments of the Board of Directors and its committees;
•conducting an annual performance evaluation of the Board of Directors and its committees; and
•reviewing the Governance & Nominating Committee’s performance and the adequacy of its charter on an annual basis.
Minimum Qualifications. The Governance & Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing guidelines.
The Governance & Nominating Committee will consider the following criteria in selecting nominees:
•contributions to the range of talent, skill and expertise appropriate for the Board of Directors;
•financial, regulatory and business experience;
•knowledge of the banking and financial services industries;
•familiarity with the operations of public companies and ability to read and understand financial statements;
•familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•personal and professional integrity, honesty and reputation;
•ability to represent the best interests of the shareholders of the Company and the best interests of the Bank;
•ability to devote sufficient time and energy to the performance of his or her duties;
•independence;
•current equity holdings in the Company; and
•any other factors the Governance & Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.
The Governance & Nominating Committee regularly reviews the composition of the Board of Directors according to the qualifications above and considers those same qualifications in reviewing any potential director nominees, whether such nominee is introduced to the committee internally or submitted by a shareholder. In its consideration of diversity, the Governance & Nominating Committee seeks to create a Board of Directors that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance. The Governance & Nominating Committee strives to seek out diverse and qualified director candidates who bring a background and expertise in the fintech and digital banking sectors regardless of their gender, race, or other personal characteristics.
The Governance & Nominating Committee and the Board of Directors do not believe the Company should establish term limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board of Directors, they hold the disadvantage of losing the knowledge and contributions of directors who have been able to develop, over a period of time, deep insight into the Company and its operations and, therefore, provide an increasing contribution to the Board of Directors as a whole. To offset the lack of term limits and ensure the Board of Directors is composed of directors with applicable experience and diverse viewpoints, prior to nominating an existing director for re-election to the Board of Directors, the Governance & Nominating Committee will consider and review an existing director’s Board of Directors and committee attendance and performance; length of Board of Directors service; experience, skills and contributions that the existing director brings to the Board of Directors; and independence. The

CORPORATE GOVERNANCE
Bylaws also prohibit the nomination, election or appointment of any individual who is or will be 72 years old during their term. The Company believes the mandatory retirement age better serves the Company and allows for appropriate turnover of the Board of Directors while allowing directors to gain experience at the Company.
Director Nomination Process. The process that the Governance & Nominating Committee follows when evaluating individuals to be nominated for election to the Board of Directors is described below. It is the policy of the Governance & Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Governance & Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. The Governance & Nominating Committee strives to evaluate all prospective nominees to the Board of Directors in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder or internally.
For purposes of identifying nominees for the Board of Directors, the Governance & Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Governance & Nominating Committee also will consider director candidates recommended by shareholders in accordance with the Bylaws as described above. The Governance & Nominating Committee has not previously used and does not currently use an independent search firm to identify nominees.
In evaluating potential nominees for the Board of Directors, Governance & Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Governance & Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board of Directors.
Compensation Committee Interlocks and Insider Participation
None of the directors who are currently or who were members of the Compensation Committee during 2023, are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2023, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.
Board Leadership Structure
Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chair of the Board of Directors. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Governance & Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chair of the Board of Directors, with Eric M. Sprink serving as our Chief Executive Officer, Christopher D. Adams serving as Chair of the Board of Directors.  In keeping with good corporate governance practices, the Board of Directors believes that the separation of the duties of Chair of the Board of Directors and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined.  This reinforces the leadership role of our Board of Directors in its oversight of our business and affairs.
Board Oversight of Risk Management
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. The Chair of the Board of Directors meets regularly with management to discuss strategy and risks facing the Company. Senior management members attend the Board of Directors’ meetings and are available to address any questions or concerns raised by the Board of Directors on risk management and any other matters. The Chair of the Board of Directors and non-executive members of the Board of Directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of Independent Directors. As described in additional detail below, we believe separating the roles of Chief Executive Officer and Chair of the Board of Directors furthers the goal of establishing management with day-to-day management responsibility and fostering such experience in order to support the Board of Directors in conducting its enterprise wide risk oversight.

CORPORATE GOVERNANCE
Our Board of Directors, both directly and through its committees, is responsible for overseeing and evaluating our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing and evaluating the management of the risks the Company faces.
The Board of Directors discusses and evaluates a broad range of topics, including environmental, social and governance matters, liquidity and credit risk, cybersecurity and human capital management topics including culture, succession planning and development, compensation, benefits, employee recruiting and retention, health, safety and wellness, and diversity, equity and inclusion.
The Audit Committee of the Board of Directors is responsible for overseeing and evaluating risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Board of Directors is also responsible for overseeing the Company’s cybersecurity risks and practices, including overseeing the implementation of the Company’s information security program with the support of management, including reviewing and approving the information security program on an annual basis.
The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.
The Governance & Nominating Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.
The Non-Financial Risk Committee of the Board of Directors is responsible for assisting the Board of Directors in discharging its duties related to overseeing risks in conjunction with the Bank providing Banking as a Service (“BaaS”) to various entities through our CCBX segment.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.
Our executive management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our executive management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of executive management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations. The Board of Directors has appointed a Chief Risk Officer to lead management’s risk management activities and coordinate enterprise wide risk management, including as acting as a primary point of contact with the Board of Directors.
Attendance at the Annual Meeting of Shareholders
The Board of Directors encourages directors to attend the annual meeting of shareholders. Seven directors serving on the Board of Directors at the time of the 2023 Annual Meeting of Shareholders attended the Company’s 2023 Annual Meeting of Shareholders.

CORPORATE GOVERNANCE
Diversity, Equity and Inclusion (“DEI”)
We believe that DEI needs to start at the top of an organization. As the Company enters and expands its presence in more complex arenas including BaaS, we seek out diverse and qualified director candidates who bring a background and expertise in the fintech and digital banking sectors regardless of their gender, race, or other personal characteristics.
Additionally, we strive for the Company's Board of Directors to be as diverse as the fintechs themselves. Since beginning this effort the Board of Directors has added three female directors and two directors from minoritized backgrounds. We strive to maintain a diverse and inclusive work culture in which individual differences and experiences are valued and all employees have the opportunity to contribute and thrive. We believe that leveraging our employees’ diverse perspectives and capabilities will enhance innovation, foster a collaborative work culture and enable us to better serve our customers and communities.
Our commitment to diversity starts with our Board of Directors, which oversees the culture and holds management accountable to build and maintain a diverse and inclusive environment.   We believe a diverse workforce is critical to sustainable success.  As of December 31, 2023, we employed 507 full-time equivalent employees.  The following table is a breakdown of our workforce as of December 31, 2023.

Gender	Race and Ethnicity	Disability
64% Female	27% Underrepresented Racial and Ethnic Groups	4%
We are proud of our workforce and the opportunity to further diversify our team going forward.
We also promote DEI by reaching customers through our CCBX partners and the markets they serve. Our reach extends to a diverse and often underserved market through our BaaS relationships. These partners offer access to credit, promote financial well-being, provide financial education, and other services to a variety of markets. Some of the segments served through our BaaS partnerships are: women, people of color, young adults, immigrants, small businesses and other underserved populations.
Environment and Sustainability
We are focused on the environment and committed to business practices and activities that encourage sustainability and minimize our environmental impact.
We demonstrate environmental responsibility in various ways, including practical applications of the 3 R’s:
Reduce waste and energy consumption
•using technology that provides for a paperless environment and transactional efficiencies,
•replacing standard light bulbs with LED bulb that have a longer life and use less energy – most notably many of our parking lot lights have been converted to LED,
•utilizing occupancy sensors or timers that automatically shut off lights and reduce power consumption, and
•annual shareholder meetings are virtual and allow for expanded access in a climate friendly manner.
Reuse
•repurposing existing furniture whenever possible instead of buying new.
Recycle
•eCycling old technology equipment to avoid sending it to landfills.
Services like mobile and online banking, remote deposit capture, electronic loan payments, eStatements and combined statements enable us to support all customers in their efforts to consume less fuel and paper. We continue to

CORPORATE GOVERNANCE
digitize loan origination and deposit account opening processes, reducing trips to the bank and paper documents for our customers.
Additionally, we work hard to ensure that our lending activities do not encourage business activities that could cause irreparable damage to our reputation or the environment. As a result, we try to conduct business responsibly, with awareness to environmental, social, and human rights issues while also monitoring credit risks. This process involves management and Board of Director oversight. In general, we evaluate each credit or transaction on its individual merits, with larger deals receiving more attention and deeper analysis.
Human Capital
As of December 31, 2023, we had 507 full-time equivalent employees, however technology has allowed us to expand our reach to include a larger demographic with more remote employees working outside of our physical locations and throughout the country. We seek to attract, retain and develop the most talented employees possible by promoting a strong, positive culture, maintaining a safe and healthy workplace, emphasizing open communication with management and investing in training and education.  In 2023, our retention rate was 85%. We seek to help our employees grow and develop. In 2023, we had 108 internal promotions. None of our employees are parties to a collective bargaining agreement. We consider our relationship with our employees to be good and have not experienced interruptions of operations due to labor disagreements.
Culture. We have always led with people, building our Bank on the diverse perspectives, knowledge, and experiences of our employees.  Our employees utilize their strengths to set the course and are empowered to do the right things for our clients.  We strive to create an inclusive workplace so we can build and maintain a high-performing culture where engaged, satisfied employees embody our core values: stay flexible, take care of each other, embrace gray thinking, be relentless, be the best and be un-bankey.
We seek out talent that will be a cultural fit to our core values and have backgrounds that are as diverse as the clients we serve in each of our business units.
Pay Equity. We believe our staff should be paid for the roles they fulfill, their experience, and how they do their jobs, and our goal is to attract, retain and develop quality talent.  To deliver on that commitment, we benchmark and set pay ranges based on banking and/or fintech market data and consider factors such as an employee’s role and experience, the location of their job, and their performance. We also regularly review our compensation practices, both in terms of our overall workforce and individual employees, to ensure our pay is fair and equitable.
Health, Safety and Wellness. We have taken a people-first approach to help our employees manage their work and personal responsibilities, with a strong focus on employee well-being, health and safety. Our human resource team engages the staff in an evolving wellness program designed to enhance physical, financial, and mental well-being for all our employees. We encourage healthy lifestyle behaviors through regular communications, educational sessions, voluntary progress tracking of beneficial health changes, and wellness challenges.
Community Engagement. We are committed to supporting the communities we serve through donations, sponsorships and employee volunteerism. As a community-focused bank, we have a unique opportunity to partner with organizations to support and strengthen the communities we serve. In 2023, Coastal Community Bank supported 162 non-profit organizations through donations and event sponsorships.
The nonprofit organizations that provide critical services in our communities depend on support from donors. We offer employees two options to support charitable organizations, the Employee Giving Fund and the Employee Workplace Giving Portal. This is a testament to our commitment to helping and supporting our neighbors by encouraging employees to give to their charity of choice – wherever they live and work – through payroll deduction.
The Employee Giving Fund is supported entirely by donations contributed by employees and directors, enabling donors to pool their donations for the greatest impact in the communities served by the Bank. Employees direct the grants from the fund by serving on Bank’s fund advisory committee. Since its inception in 2001, the Employee Giving Fund has awarded 461 grants totaling $822,741 through the end of 2023.
With staff in 36 states, it is important to encourage and enable employees to support their community, wherever they are located. The Employee Workplace Giving Portal allows employees to support their charity of choice through

CORPORATE GOVERNANCE
payroll deduction. The Company pays the administrative fees for the program so 100% of employee donations are directed to their charities of choice.
Volunteering and supporting our communities is an important part of community engagement. We provide 16 hours of paid volunteer hours (for full time staff) per year to encourage and enable employees to volunteer in their communities. In 2023, employees volunteered 5,301 hours supporting 201 organizations. In 2023, the Employee Giving Fund awarded grants in the amount of $76,240 to 12 local non-profit organizations.

NOMINEES FOR ELECTION OF DIRECTORS
ITEMS TO BE VOTED ON BY SHAREHOLDERS
ITEM 1. ELECTION OF DIRECTORS
The Board of Directors currently consists of eleven members.  Under our second amended and restated articles of incorporation, as amended, the Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Four directors have terms that expire at the annual meeting.
At the annual meeting, shareholders will vote to elect Eric M. Sprink, Pamela R. Unger, Brian T. Hamilton and Sadhana Akella-Mishra, whose terms expire at this annual meeting, to each serve for a three-year term. All nominees currently serve on the Board of Directors. Mr. Hamilton was appointed by the Board of Directors and placed in this class effective January 2024. With the appointment of Mr. Hamilton the size of the Board of Directors increased to eleven members. The Board of Directors has nominated Eric M. Sprink, Pamela R. Unger, Brian T. Hamilton and Sadhana Akella-Mishra to serve until the 2027 annual meeting of shareholders or until their successors are elected, or until their earlier resignation or death. Each of the nominees was recommended for election by the Governance & Nominating Committee, and each such recommendation was approved unanimously by the Board of Directors. Pamela R. Unger, Brian T. Hamilton and Sadhana Akella-Mishra are independent directors within the meaning of the applicable Nasdaq listing rules.
Unless you indicate on the proxy card that your shares should not be voted for the nominees, the Board of Directors intends that the proxies solicited by it and returned will be voted for the election of each of the Board of Directors’ nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.
The Board of Directors unanimously recommends a vote “FOR” the election of Eric M. Sprink, Pamela R. Unger, Brian T. Hamilton and Sadhana Akella-Mishra.
The election of each nominee requires a plurality of the votes properly cast for each nominee.  Abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the proposal.
Certain information about each of the nominees is furnished below, including their experience, qualifications, attributes or skills that caused the Governance & Nominating Committee and the Board of Directors to determine that the nominees should continue to serve as directors. The age indicated for each individual is as of December 31, 2023. There are no family relationships among the directors, director nominees or executive officers and none of the director nominees were previously selected or nominated for election as a director pursuant to any agreement or arrangement. The indicated period of service as a director includes service as a director of the Bank.

NOMINEES FOR ELECTION OF DIRECTORS

Nominees for Election of Directors:
Eric M. Sprink Age: 51 Director since: 2006 Current term expires: 2024
Biographical Information:
Eric M. Sprink serves as our Chief Executive Officer. Mr. Sprink joined the Company in late 2006 as President and Chief Operating Officer and became Chief Executive Officer in 2010. Mr. Sprink began his banking career working for Security Pacific Bank while enrolled at Arizona State University. He assumed increasing levels of responsibility in the areas of retail operations, consumer and commercial lending and wealth management with Security Pacific Bank and its successor, Bank of America. He then moved to Centura Bank, where he held management positions in retail operations and corporate finance. After Centura Bank was acquired, he held senior management positions at Washington Trust Bank and Global Credit Union. Mr. Sprink is active in industry trade groups and is a director and past Chair of the Community Bankers of Washington.
Qualifications:
The Company believes that Mr. Sprink brings to our Board of Directors leadership experience, significant experience in many facets of the financial services business, familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

Sadhana Akella-Mishra Age: 47 Director since: 2019 Current term expires: 2024
Biographical Information:
Sadhana Akella-Mishra is currently the Chief Risk Officer for Fiserv (previously Finxact, Inc.), a core banking software company.  Ms. Akella-Mishra is responsible for the company’s compliance, information security, testing/examinations and legal and human resources.  Prior to that time, Ms. Akella-Mishra served as the Chief Information Security and Compliance Officer for Finxact, Inc. from July 2018 to March 2021, Chief Compliance Officer (Global) of Geoswift Ltd. from June 2017 to April 2018 and as the U.S. Head of Compliance for Geoswift US Inc. from November 2016 to June 2017.  From April 2016 to November 2016, Ms. Akella-Mishra served as the Senior Manager, General Compliance of Ripple, Inc. Prior to that time, she served as the Chief Compliance Officer of Zenbanx Holding Ltd. from March 2014 to April 2016 and as a Senior Compliance Manager for Zenbanx Holding Ltd. from August 2013 to February 2014.  From July 2007 to July 2013, Ms. Akella-Mishra served in various positions with Deutsche Bank, including as Americas Regional Head, Anti Financial Crime-Fraud from September 2012 to July 2013.
Qualifications:
The Company believes that Ms. Akella-Mishra brings to the Board of Directors compliance and information security expertise, familiarity with the financial services industry, and is well qualified to continue serving on the Board of Directors.

Brian T. Hamilton Age: 46 Director since: 2024 Current term expires: 2024
Biographical Information:
Brian T. Hamilton is a seasoned financial technology executive and business leader, with more than 25 years of experience in the banking, lending, payments and digital product development industries. A serial entrepreneur, with deep expertise in domestic and international settlement systems and digital platforms, Mr. Hamilton has held senior leadership roles at Capital One, serving as President of their Merchant Services division from January 2013 until February 2015, Wells Fargo from July 1998 until March 2006 and Verifone from January 2012 until January 2013, in addition to founding and operating multiple companies in the fintech space. Most recently Mr. Hamilton was co-founder and CEO of ONE (One Finance Inc.) from January 2019 until August 2023, which was acquired by a Walmart led joint venture in 2022. Prior to co-founding ONE, he was the founder of Azlo, a digital bank for small businesses, and helped to build out the BBVA Open Platform for sponsor banking services. Mr. Hamilton is an honors graduate of Oregon State University, with technical certifications from Wells Fargo’s commercial banking school and various industry groups.
Qualifications:
The Company believes that Mr. Hamilton brings to our Board of Directors extensive experience across multiple aspects of the finance and technology industries, thought leadership, public speaking and merger and acquisitions, and is well qualified to continue serving on the Board of Directors.

NOMINEES FOR ELECTION OF DIRECTORS

Nominees for Election of Directors:
Pamela R. Unger Age: 39 Director since: 2021 Current term expires: 2024
Biographical Information:
Pamela Unger is a Certified Public Accountant who supports venture capital funds with tax planning, compliance, and related investor issues and inquiries. She is currently the Chief Operating Officer at Julien Unger & Associates, PLLC, a Bellevue-based public accounting firm, specializing in tax compliance and planning. She joined Julien Unger & Associates in January 2024. For the previous five years, she served as the Managing Director at Tax Director at Belltower Fund Group, Ltd., which is the Seattle-based fund administrator for over 20,000 venture capital funds launched on the AngelList Venture platform. From September 2007 to January 2019, Ms. Unger held various positions, most recently she was a Tax Manager, at PwC, a network of accounting firms. While at PwC she worked in the broader asset management sector handling taxes for a variety of clients within the industry, with a focus on venture capital, private equity and heavy experience related to foreign investing inbound and outbound compliance. Ms. Unger graduated from the University of Washington with a bachelor’s degree in business and a masters in tax.
Qualifications:
The Company believes that Ms. Unger provides the Board of Directors significant experience in the accounting industry, and is well qualified to serve on the Board of Directors.

DIRECTORS CONTINUING IN OFFICE
Directors Continuing in Office

Directors Continuing in Office:
Christopher D. Adams Age: 44 Director since: 2016 Current term expires: 2025
Biographical Information:
Christopher D. Adams is a partner in the law firm of Adams & Duncan, Inc., P.S. in Everett, Washington since 2006. Mr. Adams practices in the areas of corporate law, commercial real estate and tax matters.
Qualifications:
The Company believes that Mr. Adams brings to the Board of Directors legal expertise and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

Steven D. Hovde Age: 69 Director since: 2011 Current term expires: 2025
Biographical Information:
Steven D. Hovde is the Chair and Chief Executive Officer at Hovde Group, LLC, an investment banking and advisory firm that serves bank and thrift clients across the United States, since January 1988, where he is responsible for managing its investment banking activities, the strategic development of mergers and acquisitions of bank and thrift institutions, and its private equity activities. He serves as a director of Republic Bank of Chicago and as a trustee of several charitable foundations.
Qualifications:
The Company believes that Mr. Hovde provides the Board of Directors with important experience and insight into the financial services industry, and is well qualified to continue serving on the Board of Directors.

Stephan Klee Age: 50 Director since: 2018 Current term expires: 2025
Biographical Information:
Stephan Klee has served as the Chief Financial Officer at Sagard Holdings Inc., which makes investments in innovative financial services companies, since February 2018. Prior to joining Sagard Holdings Inc., Mr. Klee served as Chief Financial Officer of Zenbanx Holding, Inc. from February 2015 to September 2017 and remained in an executive capacity after its merger with SoFi, Inc., one of the largest U.S. fintech companies. Previously, Mr. Klee served as a Senior Vice President at Bank of Nova Scotia, at ING Direct Canada, where he was CFO and Treasurer from 2011 to 2014, and at ING Direct USA, where he served as Chief of Staff from 2002 to 2011.
Qualifications:
The Company believes that Mr. Klee brings to the Board of Directors experience in private equity and finance, and is well qualified to continue serving on the Board of Directors.

Thomas D. Lane Age: 54 Director since: 1997 Current term expires: 2025
Biographical Information:
Thomas D. Lane is the owner and president and chief executive officer of Dwayne Lane’s Auto Family, which operates five automobile dealerships, since March 1992. He is active in community organizations and previously served on the Economic Alliance Snohomish County board of trustees.  Mr. Lane is a founding director of the Company.
Qualifications:
The Company believes that Mr. Lane brings to the Board of Directors leadership experience, familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

DIRECTORS CONTINUING IN OFFICE

Directors Continuing in Office:
Rilla R. Delorier Age: 56 Director since: 2020 Current term expires: 2026
Biographical Information:
Rilla R. Delorier is a retired banking professional with over 30 years executive experience.  Most recently, Ms. Delorier was the Chief Strategy and Digital Transformation Officer at Umpqua Bank from April 2017 to August 2020 where she was responsible for shifting from physical to digital service and sales models, developing new products, and automating operations.  Ms. Delorier was at SunTrust Bank from February 2006 to February 2016, where she held multiple positions. As the leader of SunTrust’s Retail Bank, she was responsible for managing the profit and loss of a $2.7 billion retail banking business.  Ms. Delorier serves as a director for WisdomTree, Inc., Atlantic Union Bankshares, Nymbus and Central City Concern. Throughout her career she has led innovation initiatives and been instrumental in business transformation.
Qualifications:
The Company believes that Ms. Delorier brings to the Board of Directors experience in developing new products, automating operations, implementing enhanced cyber-security practices, establishing strategic partnerships, using modernized analytics, and is well qualified to continue serving on the Board of Directors.

Michael R. Patterson Age: 63 Director since: 2021 Current term expires: 2026
Biographical Information:
Michael R. Patterson is a Certified Public Accountant, registered in the State of New York with over 40 years of cross-sector experience. From May 2022 through January 2024, Mr. Patterson was employed as Chief Compliance Officer of Genesis Global Trading and Genesis Global Holding Company and its subsidiaries, which filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2023. Prior to that, he led Ernst & Young LLP’s Compliance Risk Management business in the firms Financial Services Office from January 2009 until June 2021. Mr. Patterson was an independent consultant and was with Ernst & Young from July 2021 through April 2022. Michael Patterson is experienced in risk management, compliance, risk governance, financial accounting, and control matters based upon his experience at EY, LLP, Merrill Lynch & Co., BearingPoint and Arthur Andersen, LLP. He is most experienced in the banking and capital markets industries.
Qualifications:
The Company believes that Mr. Patterson brings to the Board of Directors experience in risk management, compliance, risk governance, financial accounting, control matters, and is well qualified to continue serving on the Board of Directors.

Gregory S. Tisdel Age: 69 Director since: 2002 Current term expires: 2026
Biographical Information:
Gregory A. Tisdel has served as managing member of RKLG since 2008, was the owner of Tiz’s Door Sales, Inc., from July 1996 to July 2011, and a member of the City of Everett Planning Commission since January 2014. He serves on the Advisory Board of the Puget Sound Clean Air Agency since February 1985 and previously served as Special Advisor to the Economic Alliance Snohomish County from November 2011 to 2015. Mr. Tisdel has been active in community organizations, including the YMCA, American Red Cross Snohomish County Chapter and Volunteers of America.
Qualifications:
The Company believes that Mr. Tisdel brings to the Board of Directors leadership experience, familiarity with our market area and is well qualified to continue serving on the Board of Directors.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
ITEM 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010 (“Dodd-Frank Act”), we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding proposal to approve the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the our named executive officers as disclosed in this proxy statement. This is our first time holding a “say-on-pay” vote and we currently intend to hold a “say-on-pay” vote every year. The proposal will be presented at the annual meeting in the form of the following resolution:
“RESOLVED, that the shareholders approve the compensation of Coastal Financial Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the 2024 annual meeting of shareholders.”

This vote will not be binding on our Board of Directors or Compensation Committee and will not be construed as overruling a decision by the Board of Directors or create or imply any additional fiduciary duty of the Board of Directors. The Compensation Committee and the Board of Directors will consider the outcome of the vote when determining future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. As discussed in the Compensation Discussion and Analysis section of this proxy statement the Compensation Committee believes that the executive compensation for 2023 was reasonable and appropriate, was justified by the Company’s performance and was the result of a carefully considered approach.

The Compensation Committee regularly reviews our officer compensation strategies, policies and programs in an effort to ensure the program continues to meet its objectives. In considering how to vote on this proposal, the Board of Directors requests that you consider the following factors:
•Pay for Performance - A significant portion of our NEOs compensation is tied to performance with clearly articulated financial goals.
•Key Performance Metrics- Objective performance metrics are established to determine annual incentive compensation.
•Clawback Policy - Our policy requires recovery of certain performance-based cash and equity compensation in the event of a financial restatement.
•Independent Compensation Consultant - The Compensation Committee retains an independent consultant to obtain advice on executive compensation matters.

Each of the above factors is discussed more fully in the Compensation Discussion and Analysis section of this proxy statement.
The Board of Directors unanimously recommends a vote “FOR” approval of the compensation paid to our named executive officers as disclosed in this proxy statement.

This proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting. Abstentions and “broker non- votes” will have no effect on the outcome of the vote.

ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION
ITEM 3. ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Act, we are required to include in this proxy statement and present at the annual meeting a non-binding shareholder vote to determine the timing of future shareholder advisory votes on the compensation paid to our named executive officers. We must include this “say-on-frequency” proposal at least every 6 years. This proposal gives shareholders the opportunity to vote on whether a resolution to endorse the frequency of the shareholder advisory votes on the compensation of our named executive officers through the following resolution:
“Resolved, that the shareholders indicate by their vote on this resolution whether the shareholders’ advisory vote on our executive compensation be conducted every year, every two years, or every three years.”.
By voting on this proposal, shareholders may indicate whether they would prefer that the advisory vote on our executive compensation occur every one, two, or three years. Shareholders may alternatively abstain from voting on this proposal.
The Board of Directors believes that a resolution to approve the compensation of our executives should be presented to shareholders every year. The Board of Directors is committed to strong corporate governance and believes that an annual “say-on-pay” vote provides for the greatest accountability and transparency to our shareholders.
This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board of Directors or create or imply any additional fiduciary duty on the Board of Directors. It also will not affect when the shareholders will be asked to vote on the compensation of our named executive officers in future years. The Compensation Committee and the Board of Directors will, however, take into account the outcome of the vote when considering when to present shareholders with a resolution to approve the compensation of our named executive officers.

The Board of Directors recommends that you vote for the ONE YEAR frequency when voting on this proposal.

The option of one year, two years or three years that receives the greatest number of votes properly cast by shareholders will be considered the frequency for the advisory vote on executive compensation that has been recommended by stockholders and will be given due regard by, but will not be binding on, the Board of Directors. Abstentions and “broker non-votes” will not have any effect on the outcome of this vote.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 4. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Moss Adams LLP to be the Company’s independent registered public accounting firm for the 2024 fiscal year, subject to ratification by shareholders. Moss Adams LLP has served as our independent registered public accounting firm since 2016.  A representative of Moss Adams LLP will be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
In determining whether to reappoint Moss Adams LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Moss Adams LLP, an assessment of the professional qualifications and past performance of Moss Adams LLP and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, Moss Adams LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting.
If the ratification of the appointment of Moss Adams LLP is not approved by a majority of the votes properly cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of Moss Adams LLP is approved by shareholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.
To be approved, the appointment of Moss Adams LLP as our independent registered public accounting firm must receive an affirmative vote of a majority of the votes properly cast.  Abstentions are treated as present for quorum purposes only and will have no effect on the outcome of the proposal. We do not expect to receive broker non-votes in this Item.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2023, December 31, 2022 and December 31, 2021 for services provided by Moss Adams LLP.

	2023	2022	2021
Audit Fees (1)	$995,271	$508,300	$328,000
Audit-Related Fees (2)	—	33,900	123,200
Tax Fees	—	—	—
All Other Fees (3)	—	21,745	16,800
(1)Fees for 2023 include Sarbanes-Oxley Act internal control audit, fees related to the adoption of ASC 326, and other fees related to the audit. Fees for 2022 and 2021 include Federal Deposit Insurance Corporation Improvement Act of 1991 internal control audit and for all years fees for performance of the audit and review of financial statements.
(2)For 2022 and 2021, includes 401(k) Plan audit. For 2022 includes $17,900 for comfort procedures related to a public equity offering completed in the fourth quarter of 2021. For 2021 includes $92,400 for comfort procedures related to a public equity offering completed in the fourth quarter, $6,000 for S-3 review, $6,000 for S-8 review, and $5,300 for oral due diligence.
(3)Fees in 2022 and 2021 include a flat 5% of billing as a charge to cover expenses such as copying costs, postage, administrative billable time, report processing time, filing fees, and technology expenses. In 2022 includes $3,820 in payroll tax related research.
Pre-Approval of Services by Moss Adams LLP
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of Moss Adams LLP. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by Moss Adams LLP. Such approval process ensures that Moss Adams LLP does not provide any non-audit services to the Company that are prohibited by law or regulation.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by Moss Adams LLP. Requests for services by Moss Adams LLP for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.
Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2023, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. Moss Adams LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and Moss Adams LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Moss Adams LLP.
The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report. In addition, the Audit Committee discussed with Moss Adams LLP those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards and the SEC. Additionally, Moss Adams LLP provided to the Audit Committee the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with Moss Adams LLP its independence from the Company.  In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams LLP were compatible with their independence.
The Audit Committee discussed with Moss Adams LLP the overall scope and plans for their audit. The Audit Committee meets with Moss Adams LLP, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Moss Adams LLP who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and Moss Adams LLP do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that the Company’s independent registered public accounting firm is in fact “independent.”

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of Moss Adams LLP for the fiscal year ended December 31, 2024.
Audit Committee of the Board of Directors of Coastal Financial Corporation
Michael R. Patterson (Chair)
Rilla R. Delorier
Stephan Klee
Thomas D. Lane
Gregory S. Tisdel
Pamela R. Unger

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Overview

The Compensation Discussion and Analysis (“CD&A”) explains our compensation programs, policies and philosophy for the named executive officers of the Company. The CD&A also describes the process of the Compensation Committee in making pay and incentive decision for the NEOs.

The Company had five named executive officers for the year ended December 31, 2023 including the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer, and the next three most highly compensated executive officers who were employed at year end. For December 31, 2023, the Company’s named executive officers were (the “NEOs”):

•Eric M. Sprink, our CEO;
•Curt T. Queyrouze, our President;
•Joel G. Edwards, our Executive Vice President, Chief Financial Officer;
•Russell A. Keithley, our Executive Vice President, Chief Banking Officer; and
•Andrew G. Stines, our Executive Vice President, Chief Risk Officer.
The Compensation Committee of the Board of Directors has primary responsibility for reviewing and managing the risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our CEO and other members of management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.

The CEO recommends base salary changes, target incentive levels, actual incentive payouts and long-term incentive grants for all executive officers other than himself to the Compensation Committee. The Compensation Committee considers and adjusts such recommendations as appropriate based on the committee’s performance review process, the Company’s strategic plans and financial performance and input from management and independent compensation consultants as described below. The Compensation Committee, without the CEO present, determines the CEO’s compensation package. The Compensation Committee approves salary changes and incentive payouts for all NEOs and notifies the Board of Directors. The Company’s shareholders will have their first opportunity to approve (on a non-binding basis) the compensation programs for the Company’s NEOs and indicate how frequently they would like to do so. In future years the Compensation Committee will also review and consider the result of such vote.
Overview of Compensation Programs

Guiding Philosophy

Our executive compensation philosophy embraces the following core principles and objectives:
•Our compensation programs are designed to attract and retain highly skilled executives who model the Company’s values of excellence, leadership, discipline, teamwork and community spirit.
•Reward desired performance in order to drive and enhance Company performance and related achievement of its short-term and long-term goals consistent with the strategic plan approved by the Board of Directors.
•Maintain compensation competitiveness within the marketplace from which the Company assesses the desired level of talent.
•Emphasis on performance-based compensation, utilizing a mix of short-term and long-term incentive compensation that rewards specific performance, achievements, and outcomes and aligns individual rewards with Company performance and enhancement of shareholder value.
•Increase retention through periodic grants of equity-based compensation awards.

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s compensation policies and practices reflect its guiding philosophy, as shown below.

What we do:		What we don’t do:
✓	Provide a combination of base salary and both short-term and long-term incentive awards which serve as financial incentives to increase retention and align the interests of our executive officers with those of our shareholders	✗	No automatic or guaranteed annual salary increases
✓	Emphasis on delivering incentive compensation to our executive officers that is tied to actual Company performance compared to its peers and internal benchmarks	✗	No guaranteed bonuses or guaranteed long-term incentive awards
✓	Independent compensation consultant regularly advises the Compensation Committee	✗	No excessive perquisites
✓	Provide time-based share awards that vest ratably over several years to incentivize and tie executive officer pay to long-term performance of Company	✗	Encourage unnecessary or excessive risk-taking by executives by not using multiple metrics in short and long-term incentive plans for executive officers
✓	Use of peer company data to help set executive compensation	✗	Enter into employment of other contracts with executive containing single-trigger golden parachutes
✓	Maintain a formal clawback policy applicable to all incentive-based compensation
The compensation policies and practices are designed to provide appropriately significant compensation awards when Company performance based on select metrics exceeds certain targets set by the Compensation Committee or the Board of Directors (as discussed further below). This incentive-based compensation is a key component of the Company’s compensation program and the incentive awards support both short-term and long-term incentive payouts when performance justifies such awards.
The Compensation Committee has responsibility for establishing and reviewing our compensation philosophy objectives. The Compensation Committee is also responsible for making NEO compensation decisions and reporting such decisions to the Board of Directors. The Compensation Committee seeks to compensate our NEOs in a fair, reasonable and competitive manner.
Key Elements of Compensation
The following table summarizes key elements of our executive compensation program and the primary objectives each element supports.

Key Elements of Compensation	Objectives
Base salary	●	Attract and retain highly qualified executives
	●	Reward the executives’ qualifications, experience, responsibilities and job performance
Annual cash bonuses	●	Reward achievement of annual corporate goals and individual performance
Long-term equity incentive compensation	●	Reward achievement of Company financial objectives and create direct link between executive’s performance and shareholder value

COMPENSATION DISCUSSION AND ANALYSIS
Independent Compensation Consultant – Pearl Meyer & Partners LLC (“Pearl Meyer”)
During the past fiscal year, the Compensation Committee again engaged Pearl Meyer, an independent compensation consulting firm. Specifically, the Compensation Committee engaged Pearl Meyer to:
•review the Company’s compensation philosophy and strategy;
•advise and aid in the design of the CEO compensation package;
•advise and aid in the design of executive officer compensation;
•evaluate and make recommendations on incentive compensation plans;
•review and advise on Board of Directors compensation; and
•perform peer analysis.
Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Compensation Committee has assessed Pearl Meyer’s independence and determined that Pearl Meyer is independent and there was no conflict of interest resulting from retaining Pearl Meyer for this engagement.
Peer Group Selection
The Company used two peer groups for comparison purposes in evaluating and determining executive compensation for 2023 provided in consultation with Pearl Meyer. The Company’s compensation programs are more closely aligned with the first group, bank-only peers (“Bank Peers”). The performance-based equity components of the Company’s compensation programs are more closely aligned with the second group, composed only of BaaS peers (“BaaS Peers”). These groups were identified based primarily on lines of business and/or asset size.
Recognizing that comparative pay assessments have inherent limitations, due to the lack of precise comparability of executive positions between companies, as well as the companies themselves, the comparative data are used only as a guide and the Compensation Committee does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. While the Compensation Committee considers peer data to be a helpful reference to assess the competitiveness and appropriateness of our executive compensation program, the Compensation Committee applies its own business judgment and experience to determine individual compensation. Our Compensation Committee will continue to work with our CEO and our compensation consultants to position pay based on a variety of factors, including market data for executive compensation drawn from our peer group. The Compensation Committee supplements the peer group analysis with references, as a touchstone and without specifically benchmarking to any given level, compensation data of broader technology and consumer companies to better understand our broader competitive positioning.
The peer groups are updated annually by the Compensation Committee, based on a process that includes recommendations from internal sources, including the Company’s human resources department, and external sources such as the Compensation Committee’s independent compensation consultant, to reflect the companies against which we compete for executive talent or for shareholder investment. The specific characteristics of the financial institutions comprising the peer groups vary from year to year, but our Bank Peers are chosen based on a combination of factors that include lines of business and asset size and our BaaS Peers are selected based on lines of business and asset size. All of the Bank Peers and BaaS Peers are publicly-traded companies.

COMPENSATION DISCUSSION AND ANALYSIS
Below is the list of peers used for analysis:

Institution Name	Ticker	Total Assets
Bank Peers		($000s)
Nicolet Bankshares, Inc.	NIC	8,482,628
German American Bancorp, Inc.	GABC	6,053,269
Great Southern Bancorp, Inc.	GSBC	5,719,630
Community Trust Bancorp, Inc.	CTBI	5,520,798
Independent Bank Corporation	IBCP	5,135,564
Mid Penn Bancorp, Inc.	MPB	5,088,813
Farmers National Banc Corp.	FMNB	5,073,454
Bridgewater Bancshares, Inc.	BWB	4,603,185
Bank First Corporation	BFC	4,092,071
Southern First Bancshares, Inc.	SFST	4,002,107
MVB Financial Corp.	MVBF	3,351,847
Blue Ridge Bankshares, Inc.	BRBS	3,214,424
CapStar Financial Holdings, Inc.	CSTR	3,179,016
American National Bankshares Inc.	AMNB	3,113,163
First Western Financial, Inc.	MYFW	3,005,646
Greene County Bancorp, Inc.	GCBC	2,698,283
BaaS Peers
The Bancorp, Inc.	TBBK	7,542,906
Pathward Financial, Inc.	CASH	7,458,625
Metropolitan Bank Holding Corp.	MCB	6,522,150
Triumph Financial, Inc.	TFIN	5,652,721
Green Dot Corporation	GDOT	4,572,905
VersaBank	VBNK	3,729,393
MVB Financial Corp.	MVBF	3,351,847
Cass Information Systems, Inc.	CASS	2,470,796
Esquire Financial Holdings, Inc.	ESQ	1,450,554
Compensation Mix
The Compensation Committee allocates the various components of compensation based on market information provided from our compensation consultant. The market information is derived from research on comparable positions from our peer groups and market survey information. In allocating compensation among base salary, cash bonus, and equity-based compensation, the Compensation Committee compares the individual components of each position against market amounts and adjusts those components, so compensation is competitive and aligns the executive with organizational performance objectives.

COMPENSATION DISCUSSION AND ANALYSIS
The percentages of base salary, cash bonus and equity-based (using grant date fair value) compensation compared to the total compensation (referred to as total annual compensation) for 2023 for the NEOs were as follows:

Named Executive Officer	Base Salary %	Cash Bonus %	Equity Award %	Other %
Eric M. Sprink	45.3%	22.9%	28.5%	3.4%
Curt T. Queyrouze	42.8%	26.9%	26.9%	3.5%
Joel G. Edwards	51.5%	22.4%	22.4%	3.8%
Russell A. Keithley	58.8%	18.0%	18.1%	5.1%
Andrew G. Stines	57.4%	19.6%	19.6%	3.4%
Base Salaries
The Compensation Committee engages Pearl Meyer annually to evaluate the compensation paid to the NEOs, and the Company’s other executive officers, compared to that of the identified peer groups. The analysis conducted in 2022 was used in the decision-making process for determining the compensation program design for 2023. The analysis focuses on base salaries, short and long-term incentives compared to our peers.
The Company strives to provide NEOs with a base salary that is competitive with other bank and BaaS organizations identified in our peer groups.
Base salaries set the foundation for direct compensation, since the opportunity levels for our incentive plans are defined as a percentage of base salaries. In establishing base salaries of the Company’s other NEOs, the Compensation Committee typically considers the recommendations of the CEO, which are based on company performance, individual responsibility level, and individual contribution to strategic goals, financial management and leadership. Total compensation histories for each NEO, peer group data and a general understanding of executive compensation in the financial services industry are also considered. The Compensation Committee reviewed and approved base salaries for all NEOs and reported the decisions to the Board of Directors.
The base salaries paid to the NEOs in 2023 and increases in such salaries from 2022 to 2023 are shown below:

				Increase
Named Executive Officer	2023 Base Salary	2022 Base Salary		$	%
Eric M. Sprink	$810,000	$700,000		$110,000	15.7%
Curt T. Queyrouze	428,000	400,000	(1)	28,000	7.0%	(1)
Joel G. Edwards	374,000	340,000		34,000	10.0%
Russell A. Keithley	324,000	302,820		21,180	7.0%
Andrew G. Stines	310,000	290,000		20,000	6.9%
(1)Mr. Queyrouze’s actual 2022 base salary was $233,333, which was for a partial year of service from June 1, 2022 through December 31, 2022. The amount reflected in the table above is the annualized value of his actual base salary.
Executive Incentive Plan
The Company maintains an Executive Management Incentive Plan (the “Plan”) for certain key officers, including the NEOs, to align executive compensation practices with the Company’s performance, strategic plan and long-term goals. Under the Plan, the Company provides for incentive compensation to NEOs in the form of cash and equity that are contingent upon the achievement of certain performance objectives. The long-term equity incentives paid in 2023 consisted only of time-based restricted stock units (“RSUs”). Time-based RSUs are critical to our compensation program. Time-based RSUs tie our NEOs to future Company performance through the stock value and reinforce actions that build long-term shareholder value. Performance-based RSUs were awarded to the CEO and President in 2021 and 2022, respectively. These performance-based awards cliff vest based on stock price and performing in the top 10% of a comparator group comprised of a subset of publicly-traded commercial banks and are designed to reward the executive for creating shareholder value. Details of those performance-based RSU grants are provided in the “Summary Compensation Table” below.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee sets specific goals for each executive officer based on peer performance, weightings for each goals, and thresholds for payment based on actual results compared to each goal. The compensation paid out as a result of achieving these goals is paid out 50% in cash and 50% in RSUs that vest over a four-year period. The CEO has the option to recommend an adjustment to the payout for all NEOs other than himself. In 2023, the Compensation Committee selected goals were (i) Return on Average Assets, (ii) Return on Average Equity, (iii) Core Deposit Growth, (iv) Gross Loan Growth, (v) Net Charge Offs and (vi) Strategic Objectives. Each of these goals were selected to support the strategic goals on the Company in its effort to increase shareholder value. The weighting of the goals was set by the Compensation Committee to maintain a balance of the different objectives. Strategic objectives include a variety of Company-specific goals related to Leadership, Team Development, Compensation Strategy and Framework, and Long-Term Capital Framework. The Compensation Committee, in consultation with management, was responsible for setting the appropriate targets for each of these strategic objectives based on internal projections and targets.
The table below describes the goals, category weightings and payout thresholds for each NEO in 2023:

		Sprink		Queyrouze		Edwards		Keithley		Stines
Goal	Thresholds	Payout %	Weight %	Payout %	Weight %	Payout %	Weight %	Payout %	Weight %	Payout %	Weight %
Return on Average Assets	123.31% of 1.33%	200.0%	20.0%	200.0%	20.0%	105.0%	20.0%	82.5%	20.0%	82.5%	20.0%
	100% of 1.33%	100.0%		100.0%		70.0%		55.0%		55.0%
	70.68% of 1.33%	50.0%		50.0%		35.0%		27.5%		27.5%
Return on Average Equity	123.12% of 17.00%	200.0%	20.0%	200.0%	20.0%	105.0%	20.0%	82.5%	20.0%	82.5%	20.0%
	100% of 17.00%	100.0%		100.0%		70.0%		55.0%		55.0%
	70.59% of 17.00%	50.0%		50.0%		35.0%		27.5%		27.5%
Core Deposit Growth	437% of 5.00%	200.0%	12.5%	200.0%	12.5%	105.0%	12.5%	82.5%	12.5%	82.5%	12.5%
	100% of 5.00%	100.0%		100.0%		70.0%		55.0%		55.0%
	50% of 5.00%	50.0%		50.0%		35.0%		27.5%		27.5%
Gross Loan Growth	216% of 10.00%	200.0%	12.5%	200.0%	12.5%	105.0%	12.5%	82.5%	12.5%	82.5%	12.5%
	100% of 10.00%	100.0%		100.0%		70.0%		55.0%		55.0%
	60% of 10.00%	50.0%		50.0%		35.0%		27.5%		27.5%
Net Charge Offs	16% of 0.50%	200.0%	10.0%	200.0%	10.0%	105.0%	10.0%	82.5%	10.0%	82.5%	10.0%
	100% of 0.50%	100.0%		100.0%		70.0%		55.0%		55.0%
	200% of 0.50%	50.0%		50.0%		35.0%		27.5%		27.5%
Company Strategic Objectives	120% of Target	200.0%	25.0%	200.0%	25.0%
	100% of Target	100.0%		100.0%
	80% of Target	50.0%		50.0%
CEO Discretionary							25.0%		25.0%		25.0%
Total			100.0%		100.0%		100.0%		100.0%		100.0%
A proportional approach is used for calculating payments in the event performance results fall between the three threshold levels. No payout is made if the lowest threshold is not met and the payout will not exceed the amount associated with the top threshold in the table above. Those percentage payouts are shown in the table above.

COMPENSATION DISCUSSION AND ANALYSIS
2023 Results

	2023	2023	%
Goal	Target	Actual	Achieved
Return on Average Assets	1.33%	1.28%	96.2%
Return on Average Equity	17.00%	16.41%	96.5%
Core Deposit Growth	5.00%	24.40%	488.0%
Gross Loan Growth	10.00%	15.19%	151.9%
Net Charge Offs(1)	0.50%	0.02%	2500.0%
Strategic Objectives			100.0%
(1)Net charge-off goals are based on community bank data only as CCBX charge-offs are reimbursed by our CCBX partners except for 10% of one CCBX partner portfolio. As of December 31, 2023 our portion of that portfolio represented $29.1 million in loans which the Company is responsible for any losses on these loans.
Retirement/Deferred Compensation Benefits
Coastal Community Bank 401(k) Plan. The Company provides a 401(k) program (the “401(k) Plan”) to eligible employees, including the NEOs. The 401(k) Plan is a tax-qualified defined contribution plan that enables eligible employees to defer income taxation on up to $22,500 for 2023 or $30,000 for employees age 50 or older. We currently provide matching contributions equal to 50% of each employee’s pre-tax contributions up to 10% of the employee’s total compensation. Interest in the contributions made by the Company become vested when the employee meets retirement age. Prior to normal retirement age, interest in the contributions made by the Company become fully vested after five years of service. Participants in the 401(k) Plan direct the investment of their account balances and are eligible for loans, certain in-service withdrawals, and distributions upon termination of employment. All NEOs participate in the 401(k) Plan.
Perquisites
Perquisites provided to each NEO are reviewed annually within the context of the Company’s executive compensation program, market practices and the nature of each NEO’s responsibilities. Generally, the Company limits the types of perquisites offered to NEOs as shown in the “All Other Compensation for 2023” table.
The Compensation Committee believes the currently-offered perquisites are minimal in overall cost and competitively necessary to attract and retain talented executives. Consistent with most other financial institutions in its peer group, the Company provides some NEOs, depending on the agreement, with a car allowance, pays the premiums for life insurance and health insurance policies for its NEOs, a portion of travel expenses for family members of its NEOs and technology reimbursements for all NEOs. In addition, the Company encourages certain members of executive management to belong to a country club so that there is an appropriate entertainment forum for customers and appropriate interaction with the executives’ communities. The Company pays the initiation fee and annual dues for a club membership for some NEOs.
Other Compensation
Detailed information regarding other compensation is provided in the section titled “Summary Compensation Table” below.
Compensation Committee Report
Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.
The Compensation Committee has reviewed and discussed with management the above “Compensation Discussion and Analysis,” and, based on such review and discussion, the Compensation Committee recommended to the

COMPENSATION DISCUSSION AND ANALYSIS
Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement, from which it will be incorporated by reference into the Company’s Annual Report on Form 10-K.
Compensation Committee of the Board of Directors of Coastal Financial Corporation
Stephen Klee (Chair)
Rilla R. Delorier
Steven D. Hovde
Thomas D. Lane
Gregory A. Tisdel

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAM
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
Each year, the Compensation Committee, together with the Company’s risk officers, conduct an in-depth risk assessment of the Company’s compensation policies and practices. This assessment reviews the key enterprise risks to which the Company is subject, including credit, liquidity, market/interest rate, compliance, operational, technology, strategic, reputational and other risks, and focuses on the compensation arrangements most likely to implicate those risks. We believe that our compensation policies and practices for our employees are reasonable and properly align our employees’ interests with those of our shareholders. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Although certain of our employees who are not NEOs are compensated by the number or dollar volume of transactions they complete, our extensive underwriting process is designed to prevent us from entering into transactions that deviate from our underwriting standards.

We believe our compensation programs are designed to encourage appropriate risk management while discouraging behavior that may result in excessive risk. In this regard, the following elements have been incorporated in our compensation programs for executive officers:
•Compensation mix of cash and equity awards to increase retention and align the incentives of our executive officers and shareholders;
•Use of multiple metrics in short and long-term incentive plans for executive officers;
•Application of caps on incentives;
•Providing time-based share awards that vest ratably over four years and performance-based awards that cliff vest after a specific performance period;
•No automatic or guaranteed annual salary increases, bonuses or guaranteed long-term incentive awards;
•No excessive perquisites;
•Emphasizing long-term and performance-based compensation; and
•Instituting a formal clawback policy applicable to all incentive based compensation.

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
The following information is furnished for our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Eric M. Sprink	2023	$810,000	$—	$508,823		$408,808	$60,360	$1,787,991
Chief Executive Officer	2022	700,000	83,088	726,125		443,018	54,418	2,006,649
	2021	700,000	—	3,333,518	(7)	700,000	40,398	4,773,916
Curt T. Queyrouze (5)	2023	$428,000	$—	$268,867		$268,851	$35,213	$1,000,931
President	2022	233,333	299,761	2,115,343	(8)	169,254	17,078	2,834,769
	2021	—	—	—		—	—	—
Joel G. Edwards	2023	$374,000	$—	$162,431		$162,427	$27,660	$726,518
Executive Vice President, Chief Financial Officer	2022	340,000	82,586	178,504		135,914	25,852	762,857
	2021	300,000	70,000	157,358		157,500	23,789	708,647
Russell A. Keithley(6)	2023	$324,017	$—	$99,437		$99,427	$27,965	$550,846
Executive Vice President, Chief Banking Officer	2022	—	—	—		—	—	—
	2021	—	—	—		—	—	—
Andrew G. Stines(6)	2023	$310,321	$—	$105,903		$105,892	$18,510	$540,626
Executive Vice President, Chief Risk Officer	2022	—	—	—		—	—	—
	2021	—	—	—		—	—	—
(1)The amounts reported in this column represent the annual discretionary cash bonuses earned by our NEOs for fiscal year 2023, 2022 and 2021 performance except for Mr. Queyrouze which 2022 amount includes $66,761 prorated annual discretionary bonus, $146,000 signing bonus, and $87,000 moving bonus.
(2)The amounts reported in this column represent the grant date fair value of the award of RSUs computed in accordance with FASB ASC Topic 718 using the methodology set forth in Note 15, "Stock Based Compensation" to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(3)The amounts reported in this column represent the value of incentive awards earned in 2023, 2022 and 2021, respectively, based on the Company’s performance against pre-established performance goals for each NEO approved by the Compensation Committee.
(4)Includes the items specified in the All Other Compensation table below for 2023.
(5)Mr. Queyrouze was hired on June 1, 2022, therefore there is no compensation to report for 2021.
(6)Mr. Keithley and Mr. Stines qualified as NEOs for the first time in 2023, therefore there is no compensation to report for 2022 or 2021.
(7)Includes 100,000 performance-based RSUs (“PSUs”) granted to Mr. Sprink in 2021 to further align his performance with shareholder returns and to retain his services for an extended period.  The price of Company common stock at the time of grant was $31.00.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met.  Fifty percent of the units (50,000 PSUs) are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the 6th anniversary of the grants (years five and six).  A sustained stock price of at least $50.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 25,000 shares and a sustained stock price of at least $60.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 50,000 shares.  The vesting of an additional 50,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the

EXECUTIVE COMPENSATION
six-year period.  We believe the achievement of these performance conditions will benefit the shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
(8)Includes 53,000 PSUs to Mr. Queyrouze upon his hiring in 2022 to align his performance with shareholder returns and to retain his services for an extended period.  The price of Company common stock at the time of grant was $38.51.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met.  33,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the 6th anniversary of the grants (years five and six).  A sustained stock price of at least $68.51 per share for no less than 60 continuous trading days during the measurement period is required to vest 10,000 shares and a sustained stock price of at least $83.51 per share for no less than 60 continuous trading days during the measurement period is required to vest 20,000 shares and a sustained stock price of at least $98.51 per share for no less than 60 continuous trading days during the measurement period is required to vest the remainder, up to 33,000 shares.  The vesting of an additional 20,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six-year period.  We believe the achievement of these performance conditions will benefit the shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
All Other Compensation Table

Name	Matching Contribution to 401(k) Plan ($)	Life Insurance Premiums ($)	Perquisites and Other Benefits ($) (a)	Total ($)
Eric M. Sprink	$15,000	$5,565	$39,795	$60,360
Curt T. Queyrouze	11,235	1,980	21,998	35,213
Joel G. Edwards	15,000	1,980	10,680	27,660
Russell A. Keithley	15,000	1,290	11,675	27,965
Andrew G. Stines	15,000	690	2,820	18,510
(a)The amounts reported in this column include the following for 2023: Mr. Sprink: Includes car allowance/lease $13,200; country club dues $9,769; medical/dental/vision premiums $7,980; travel expenses for spouse while accompanying Mr. Sprink on Company business $6,146; mobile technology reimbursement $1,500; HSA contribution $1,200. Mr. Queyrouze: Includes car allowance/lease $10,200; medical/dental/vision premiums $7,980; mobile technology reimbursement $2,400; HSA contribution $1,200; travel expenses for spouse while accompanying Mr. Queyrouze $218. Mr. Edwards: Includes medical/dental/vision premiums of $7,980; mobile technology reimbursement of $1,500; HSA contribution $1,200. Mr. Keithley: Includes medical/dental/vision premiums of $7,980; mobile technology reimbursement of $1,500; HSA contribution $1,200; travel expenses for spouse while accompanying Mr. Keithley $995. Mr. Stines: Includes mobile technology reimbursement of $1,500; payment for waiver of medical/dental/vision premiums of $1,320.
Grants of Plan Based Awards in 2023
The following table provides supplemental information relating to all grants of plan-based equity and non-equity awards made during 2023 to help explain information provided above in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)(2)
Name	Grant Date	Threshold ($)(3)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards(4)
Eric M. Sprink	1/25/2023	$175,000	$350,000	740,000	4,032	8,065	17,051	$726,125
Curt T. Queyrouze	1/25/2023	100,000	200,000	400,000	2,304	4,608	9,217	$236,053
Joel G. Edwards	1/25/2023	59,500	119,000	178,500	1,371	2,742	4,113	$178,504
(1)Represents incentive awards awarded in 2023 tied to pre-established performance goals for each NEO approved by the Compensation Committee.
(2)Represents RSUs granted in 2023 for service/performance in 2022 and are included in the total compensation table for 2023. The RSUs vest over a four-year period from the grant date, with approximately one-fourth of the RSUs under the grant vesting on each of the first four anniversaries of the grant date.
(3)Represents the award payout if minimum performance targets are achieved.

EXECUTIVE COMPENSATION
(4)The amounts reported in this column represent the grant date fair value of the award of RSUs computed in accordance with the FASB ASC Topic 718 using the methodology set forth in Note 15, “Stock Based Compensation” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Outstanding Equity Awards at 2023 Fiscal Year End
The following table provides information regarding outstanding stock option awards held by our NEOs as of December 31, 2023.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Eric M. Sprink	01/22/19	10,694	(1)	16,043	14.91	01/22/29
	01/22/18	14,273	(1)	14,273	7.10	01/22/28
	01/26/17	20,295	(1)	13,530	6.50	01/26/27
	02/24/16	13,167	(1)	5,644	6.25	02/24/26
	07/01/15	15,036	(1)	3,759	7.20	07/01/25
Curt T. Queyrouze	—
Joel G. Edwards	01/22/19	4,000	(1)	6,000	14.91	01/22/29
	01/22/18	3,000	(1)	3,000	7.10	01/22/28
	01/26/17	3,600	(1)	2,400	6.50	01/26/27
	02/24/16	0	(1)	1,800	6.25	02/24/26
	07/01/15	600	(1)	1,200	7.20	07/01/25
	03/18/14	800	(1)	—	5.50	03/18/24
Russell A. Keithley	01/22/19	2,600	(1)	3,900	14.91	01/22/29
	01/22/18	2,000	(1)	2,000	7.10	01/22/28
	01/26/17	2,400	(1)	1,600	6.50	01/26/27
	02/24/16	2,800	(1)	1,200	6.25	02/24/26
	07/01/15	3,200	(1)	800	7.20	07/01/25
	03/18/14	2,600	(1)	—	5.50	03/18/24
Andrew G. Stines	—
(1)These option awards vest over a ten-year period from the grant date, with one-tenth of the options under the grant becoming exercisable on each of the first nine anniversaries of the grant date and the final one-tenth of the options under the grant becoming exercisable 90 days prior to the tenth anniversary of the grant date.

EXECUTIVE COMPENSATION
The following table provides information regarding outstanding restricted stock and RSUs held by our NEOs as of December 31, 2023.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Eric M. Sprink	2/3/2020	13,046	(2)	$579,373	—		$—
	1/25/2021	9,048	(3)	401,822	—		—
	10/4/2021	—		—	100,000	(4)	4,441,000
	1/25/2022	10,671	(5)	473,899	—		—
	1/25/2023	16,731	(5)	743,024	—		—
Curt T. Queyrouze	6/1/2022	4,667	(6)	207,261	—		—
	6/1/2022	—		—	53,000	(7)	2,353,730
	1/25/2023	5,439	(5)	241,546	—		—
Joel G. Edwards	2/3/2020	3,137	(2)	139,314	—		—
	1/25/2021	3,707	(3)	164,628	—		—
	1/25/2022	2,402	(5)	106,673	—		—
	1/25/2023	4,113	(5)	182,658	—		—
Russell A. Keithley	2/3/2020	2,429	(2)	107,872	—		—
	1/25/2021	2,435	(3)	108,138	—		—
	1/25/2022	1,633	(5)	72,522	—		—
	1/25/2023	2,591	(5)	115,066	—		—
Andrew G. Stines	2/3/2020	2,500	(8)	111,025	—		—
	1/25/2021	2,274	(3)	100,988	—		—
	1/25/2022	1,633	(5)	72,522	—		—
	1/25/2023	2,481	(5)	110,181	—		—
(1)The amounts in this column are based on the closing stock price of $44.41 of the Company's common stock on December 31, 2023.
(2)These RSUs vest over a ten-year period from the grant date, with approximately one-tenth of the RSUs under the grant vesting on each of the first ten anniversaries of the grant date.
(3)These RSUs vest over a five-year period from the grant date, with approximately one-fifth of the RSUs under the grant vesting on each of the first five anniversaries of the grant date.
(4)These PSUs are eligible to vest on October 4, 2027, the quantity of which is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
(5)These RSUs vest over a four-year period from the grant date, with approximately one-fourth of the RSUs under the grant vesting on each of the first four anniversaries of the grant date.
(6)These RSUs vest over a three-year period from the grant date, with approximately one-third of the RSUs under the grant vesting on each of the first three anniversaries of the grant date.
(7)These PSUs are eligible to vest on June 1, 2028, the quantity of which is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
(8)These restricted stock awards vest over an eight-year period from the grant date, with approximately one-eighth of the restricted stock award under the grant vesting on each of the first eight anniversaries of the grant date.
The Company granted 100,000 PSUs to Mr. Sprink in 2021 to further align his performance with shareholder returns and to retain his services for an extended period.  The price of a share at the time of the grant was $31.00.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met.  Fifty percent

EXECUTIVE COMPENSATION
of the units (50,000 PSUs) are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the 6th anniversary of the grants (years five and six).  A sustained stock price of at least $50.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 25,000 shares and a sustained stock price of at least $60.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 50,000 shares.   The vesting of an additional 50,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six-year period.  We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
The Company granted 53,000 PSUs to Mr. Queyrouze upon his hiring in 2022 to align his performance with shareholder returns and to retain his services for an extended period.  The price of a share at the time of the grant was $38.51.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met. 33,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the 6th anniversary of the grants (years five and six).  A sustained stock price of at least $68.51 per share for no less than 60 continuous trading days during the measurement period is required to vest 10,000 shares and a sustained stock price of at least $83.51 per share for no less than 60 continuous trading days during the measurement period is required to vest up to 20,000 shares and a sustained stock price of at least $98.51 per share for no less than 60 continuous trading days during the measurement period is required to vest the remainder, up to 33,000 shares.   The vesting of an additional 20,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six-year period.  We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
Option Exercises and Stock Vested for 2023
The following table summarizes the stock awards that vested for, and stock options that were exercised by, NEOs during the fiscal year ended December 31, 2023. The amounts reflected below show the number of shares acquired at the time of exercise or vesting, as applicable. The amounts reported as value realized on vesting are shown on a before-tax basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eric M. Sprink	39,794	$1,053,745	8,436	$374,841
Curt T. Queyrouze	—	—	2,333	82,145
Joel G. Edwards	2,800	73,304	2,483	109,859
Russell A. Keithley	—	—	1,703	75,534
Andrew G. Stines	—	—	1,802	80,547
(1) Reflects the closing price of the Company’s common stock on the vesting date multiplied by the number of shares vested.

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
The table below sets forth the estimated payments to be made to each NEO in the event of a qualifying change in control as of the last business day of the year ended December 31, 2023. See the section titled “Employment and Change in Control Agreements with Named Executive Officers” for a description of the agreements pursuant to which these payments would be made.

Name	Benefit	Termination Without Cause or Departing for Good Reason	Qualifying Termination in Connection with a Change in Control	Death	Disability
Eric M. Sprink	Severance pay	$2,028,808	$2,956,106	$—	$1,620,000
	Equity award vesting	2,031,524	4,072,081	—	910,660
	Health benefits	9,180	27,540	—	18,360
	Total Value	$4,069,512	$7,055,727	$—	$2,549,020
Curt T. Queyrouze	Severance pay	$696,851	$1,092,015	$—	$428,000
	Equity award vesting	163,962	448,807	—	163,962
	Health benefits	9,180	18,360	—	9,180
	Total Value	$869,993	$1,559,183	$—	$601,142
Joel G. Edwards	Severance pay	$—	$1,145,005	$—	$—
	Equity award vesting	—	1,086,527	—	—
	Health benefits	—	—	—	—
	Total Value	$—	$2,231,532	$—	$—
Russell A. Keithley	Severance pay	$—	$491,422	$—	$—
	Equity award vesting	—	729,484	—	—
	Health benefits	—	—	—	—
	Total Value	$—	$1,220,906	$—	$—
Andrew G. Stines	Severance pay	$—	$481,918	$—	$—
	Equity award vesting	—	284,535	—	—
	Health benefits	—	—	—	—
	Total Value	$—	$766,453	$—	$—
Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the principal executive officer to the annual total compensation of its median employee, other than the principal executive officer. The purpose of the pay ratio disclosure is to provide a quantitative measure of the equitability of pay within an organization. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe our compensation philosophy and process yield an equitable result:

Median employee total annual compensation (other than the CEO)	$98,561
Total annual compensation of Eric M. Sprink, our CEO	$1,787,991
Ratio of CEO to median employee compensation	18:1
The pay ratio above represents the Company’s reasonable estimate. Applicable rules and guidance provide flexibility in how companies identify the median employee and other companies may use different methodologies or make different assumptions. In determining the median employee, a list of all employees as of December 31, 2023 of both the Company and the Bank was prepared, including all full-time, part-time, or temporary employees. As of December 31, 2023, the Company employed 506 persons, 504 of whom are in the United States and 2 of whom are in Canada. Wages and salaries were then annualized for any full-time and part-time employees that were not employed for the full calendar year.

EXECUTIVE COMPENSATION
All other cash compensation received by our employees in 2023 (including 401(k) Plan employer contributions, medical/dental/vision premiums paid by the employer and any applicable cash perquisites) was added to the annualized wages and salaries to determine total cash compensation for purposes of this analysis. In order to determine the median employee, we then reviewed the employee list based upon a ranking of the total cash compensation of all employees other than our CEO. Upon identifying our median employee, we then calculated the median employee’s total annual compensation figure by aggregating the value of all wages, cash incentives, equity incentives, 401(k) Plan employer contributions, medical/dental/vision premiums paid by the employer and any applicable perquisites earned or paid in 2023 in the same manner as we calculated the total annual compensation of our CEO for purposes of the Summary Compensation Table.
Employment and Change in Control Agreements with Named Executive Officers
Employment Agreement with Eric M. Sprink
The Company and the Bank entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) effective October 4, 2021 with Eric Sprink, the Chief Executive Officer of the Company and the Bank. Mr. Sprink’s Employment Agreement (which has an initial term of five years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Sprink will continue to serve as Chief Executive Officer of the Company and the Bank, and as a member of the Board of Directors of the Company (subject to re-election by the Company’s shareholders) and the Board of Directors of the Bank. As consideration for these services, the Employment Agreement provides Mr. Sprink with a minimum annual base salary, effective retroactive to January 1, 2021, of $700,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a car allowance and reimbursement of country club dues.
The Employment Agreement provides for severance benefits if the Company and the Bank terminate Mr. Sprink’s employment without “cause” or if he resigns for “good reason” (as each of those terms is defined in the Employment Agreement), (a “qualifying termination of employment”). Upon a qualifying termination of employment, Mr. Sprink will be entitled to the following payments and benefits under the Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to two times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control”) (as such term is defined in the Employment Agreement), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Sprink will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within two years following the termination date based solely on Mr. Sprink’s continued employment. All outstanding unvested equity awards granted under the Amended and Restated Employment Agreement dated as of June 19, 2018 will fully vest.
Pursuant to the Employment Agreement, if Mr. Sprink experiences a qualifying termination of employment within two years following a “change in control”, then, in lieu of the payment and benefits otherwise payable to him, Mr. Sprink will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to three times the sum of his then-current base salary and his annual cash bonus for the prior calendar year. In addition, Mr. Sprink will receive a lump-sum payment equal to the cost of 36 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Sprink’s continued employment.
The benefits described above are subject to Mr. Sprink signing a full release of claims within 45 days of the termination but such release will contain exceptions for existing rights of indemnification, director and officer insurance, rights as a shareholder, vested rights, the right to enforce the agreement and any other rights which cannot be waived or released as a matter of law. Mr. Sprink will be subject to a one-year post-termination non-competition covenant and an 18 month post-termination non-solicitation covenant (i) upon termination of Mr. Sprink’s employment without “cause”, for “good reason” or upon a qualifying termination within two years following a “change in control” and payment of the amounts required under the Employment Agreement in each such case or (ii) upon expiration of the Employment Agreement and payment to Mr. Sprink of a salary continuation for 12 months. The Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants. The Employment Agreement may be terminated by the Company or Bank immediately for “cause” or upon 30 days prior written notice if without “cause.” Mr. Sprink may terminated the Employment Agreement by delivering 90 days prior written notice if without good reason. In the event of a

EXECUTIVE COMPENSATION
termination by Mr. Sprink for good reason, Mr. Sprink is required to provide the Company notice of the reason within 60 days following the initial occurrence of the event and may terminate the agreement if the breach is not cured within 30 days of such notice.
Mr. Sprink will also be entitled to the accrued benefits and a lump sum cash severance payment equal to two times the sum of his then-current base salary (less any payments under the long-term disability plan during that same period). In addition, Mr. Sprink will receive a lump-sum payment equal to the cost of 24 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within two years following the termination date based solely on Mr. Sprink’s continued employment in the event his employment terminates due to his Disability (as defined in the Employment Agreement).
Change in Control Agreement with Joel G. Edwards
The Company and the Bank entered into an amended and restated change in control severance agreement (the “amended severance agreement”) with Mr. Edwards effective June 19, 2018. His amended severance agreement provides that if there is a qualifying termination of employment during the period that begins 90 days prior to a “change in control”, as applicable, and ends 24 months following such “change in control”, then he will be entitled to receive a cash severance payment equal to two times the sum of his then-current base salary, his cash bonus for the calendar year prior to which the “change in control” occurs and the value of any equity incentive awards made in the calendar year prior to which the “change in control” occurs. In addition, if Mr. Edwards experiences a qualifying termination of employment within 24 months of a change of control, he will fully vest in all unvested stock options or other equity incentive compensation awards previously granted to him that would have vested based solely on his continued employment.
Employment Agreement with Curt T. Queyrouze
The Company and the Bank entered into an Employment Agreement (the “Queyrouze Employment Agreement”) effective May 18, 2022 with Curt T. Queyrouze the President of the Company and the Bank. Mr. Queyrouze’s Employment Agreement (which has an initial term of six years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Queyrouze Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Queyrouze will serve as President of the Company and the Bank. As consideration for these services, the Queyrouze Employment Agreement provides Mr. Queyrouze with a minimum annual base salary of $400,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a car and technology allowance.
The Queyrouze Employment Agreement provides for severance benefits if there is a “qualifying termination of employment”. Upon a qualifying termination of employment, Mr. Queyrouze will be entitled to the following payments and benefits under the Queyrouze Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to one times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control”) (as such term is defined in the Queyrouze Employment Agreement), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Queyrouze will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Queyrouze’s continued employment.
Pursuant to the Queyrouze Employment Agreement, if Mr. Queyrouze experiences a qualifying termination of employment within one year following a “change in control”, then, in lieu of the payment and benefits otherwise payable to him, Mr. Queyrouze will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to two times the sum of his then-current base salary and his annual cash bonus for the prior calendar year. In addition, Mr.Queyrouze will receive a lump-sum payment equal to the cost of 24 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Queyrouze’s continued employment.
The benefits described above are subject to Mr. Queyrouze signing a full release of claims within 45 days of the termination but such release will contain exceptions for existing rights of indemnification, director and officer insurance, rights as a shareholder, vested rights, the right to enforce the agreement and any other rights which cannot be waived or

EXECUTIVE COMPENSATION
released as a matter of law. Mr. Queyrouze will be subject to a one-year post-termination non-competition covenant and an 18 month post-termination non-solicitation covenant (i) upon termination of Mr. Queyrouze’s employment without “cause,” for “good reason” or upon a qualifying termination within one year following a “change in control” and payment of the amounts required under the Queyrouze Employment Agreement in each such case or (ii) upon expiration of the Queyrouze Employment Agreement and payment to Mr. Queyrouze of a salary continuation for 12 months. The Queyrouze Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants. The Queyrouze Employment Agreement may be terminated by the Company or Bank immediately for “cause” or upon 30 days prior written notice if without “cause.” Mr. Queyrouze may terminated the Queyrouze Employment Agreement by delivering 90 days prior written notice if without good reason. In the event of a termination by Mr. Queyrouze for good reason, Mr. Queyrouze is required to provide the Company notice of the reason within 60 days following the initial occurrence of the event and may terminate the agreement if the breach is not cured within 30 days of such notice.
Mr. Queyrouze will also be entitled to the accrued benefits and a lump sum cash severance payment equal to one time the sum of his then-current base salary (less any payments under the long-term disability plan during that same period). In addition, Mr. Queyrouze will receive a lump-sum payment equal to the cost of 12 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Sprink’s continued employment in the event his employment terminates due to his Disability (as defined in the Employment Agreement).

Change in Control Agreement with Russell A. Keithley
The Company and the Bank entered into change in control severance agreement (the “Keithley Severance Agreement”) with Mr. Keithley effective June 30, 2020. The Keithley Severance Agreement provides that if there is a qualifying termination of employment, prior to such termination or within 90 days thereafter the Company and/or the Bank enters or entered into an agreement for a “change in control”, as applicable, and ends 24 months following such “change in control”, then he will be entitled to receive a cash severance payment equal to one times the sum of his then-current base salary, his cash bonus for the calendar year prior to which the “change in control” occurs. In addition, if Mr. Keithley experiences a qualifying termination of employment within 24 months of a change of control, he will fully vest in all unvested stock options or other equity incentive compensation awards previously granted to him that would have vested based solely on his continued employment.
Change in Control Agreement with Andrew G. Stines
The Company and the Bank entered into change in control severance agreement (the “Stines Severance Agreement”) with Mr. Stines effective June 30, 2020. The Stines Severance Agreement provides that if there is a qualifying termination of employment, prior to such termination or within 90 days thereafter the Company and/or the Bank enters or entered into an agreement for a “change in control”, as applicable, and ends 24 months following such “change in control”, then he will be entitled to receive a cash severance payment equal to one times the sum of his then-current base salary, his cash bonus for the calendar year prior to which the “change in control” occurs. In addition, if Mr. Stines experiences a qualifying termination of employment within 24 months of a change of control, he will fully vest in all unvested stock options or other equity incentive compensation awards previously granted to him that would have vested based solely on his continued employment.
Omnibus Incentive Plan
The “2018 Plan,” which was approved by shareholders in April 2018, and amended and approved by shareholders in May 2021, is designed to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success, thereby furthering our best interests and those of our shareholders. The 2018 Plan will expire on April 30, 2028, the tenth anniversary of shareholder approval. The 2018 Plan will expire sooner if, prior to the end of the term, the maximum number of shares available for issuance under the 2018 Plan has been issued or our Board of Directors terminates the 2018 Plan.
Subject to adjustment (as set forth in the 2018 Plan), 1.1 million shares of our common stock were reserved for awards under the 2018 Plan and, at December 31, 2023, a total of 433,644 shares of our common stock remained available for new awards under the 2018 Plan. Shares granted under the 2018 Plan that are subject to an outstanding award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares

EXECUTIVE COMPENSATION
will again be available for issuance under the 2018 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards will not become available for issuance under the 2018 Plan.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
The Board of Directors determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Eric M. Sprink did not receive fees or other compensation for his service as a director of the Company or the Bank during the fiscal year ended December 31, 2023 and is not included in the director compensation table below. All compensation paid to Mr. Sprink is included in the Summary Compensation Table.
Our non-employee directors received compensation for service and attendance as follows during the year ended December 31, 2023:
•The Chair of the Board of Directors received annual cash compensation of $60,000;
•Other directors received annual cash compensation of $40,000; and
•Committee chairs received additional cash compensation of $5,000 per committee chaired (pro-rated based on period of time a committee chair)
In addition to the cash compensation outlined above, non-employee directors, excluding the Chair of the Board of Directors , also received approximately $45,000 in restricted stock. The Chair of the Audit Committee receives an additional approximately $10,000 in restricted stock; Chairs of the Compensation and Non-Financial Risk Committees receive an additional approximately $7,500 in restricted stock; all other Committee Chairs will receive an additional approximately $5,000 in restricted stock; and the Chair of the Board of Directors receives approximately $55,000 in restricted stock. Restricted stock awards are granted in May of each year. Partial shares are not issued, therefore shares are rounded up to the nearest whole number.
The following table sets forth information regarding compensation paid for the year ended December 31, 2023 to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Christopher D. Adams	$60,000	$75,009	$135,009
Andrew P. Skotdal(2)	18,750	—	18,750
Sadhana Akella-Mishra	45,000	52,510	97,510
Rilla R. Delorier	40,000	45,033	85,033
Brian T. Hamilton(3)	—	—	—
Steven D. Hovde	45,000	50,018	95,018
Stephan Klee	45,000	52,510	97,510
Thomas D. Lane	47,917	50,018	97,934
Michael R. Patterson	45,000	55,002	100,002
Gregory A. Tisdel	40,000	45,033	85,033
Pamela R. Unger	40,000	45,033	85,033
(1)Amounts represent the aggregate grant date fair value of restricted stock awards granted during the respective fiscal year calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 15, “Stock-Based Compensation,” to the Company's consolidated financial statements included in the Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards. Restricted stock awards vest 100% one day prior to the Company's next Annual Meeting of Shareholders. As of December 31, 2023, each non-employee director held unvested shares of restricted stock as follows: Mr. Adams, 2,137 shares; Ms. Akella-Mishra, 1,496 shares; Ms. Delorier, 1,283 shares; Mr. Hovde, 1,425 shares; Mr. Klee, 1,496 shares; Mr. Lane, 1,568 shares; Mr. Patterson, 1,567 shares; Mr. Tisdel, 1,283 shares; Ms. Unger 1,283 shares.
(2)Andrew Skotdal did not stand for re-election at our 2023 shareholder meeting.
(3)Brian T. Hamilton became a director effective January 2024, so no director compensation was paid in 2023.

PAY VERSUS PERFORMANCE
Pay Versus Performance
The information below describes the relationship between compensation actually paid to our CEO and other NEOs, and certain measures of financial performance, for the three years ended December 31, 2023, in accordance with Item 402(v) of Regulation S-K. Compensation actually paid, as determined under SEC requirements, does not necessarily reflect the actual amount of compensation earned by or paid to our Named Executive Officers during a covered year. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the Compensation Discussion and Analysis.

					Value of Initial Fixed $100 Investment Based on December 31, 2020
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (1)(2)	Average Summary Compensation Table Total for non-CEO Named Executive Officers (3)	Average Compensation Actually Paid to non-CEO Named Executive Officers (3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (dollars in thousands)	Return on Average Assets
2023	$1,787,991	$1,517,124	$704,730	$613,239	$211.48	$123.48	$44,579	1.28%
2022	$2,006,649	$1,454,819	$1,798,813	$2,092,317	$226.29	$106.40	$40,625	1.38%
2021	$4,773,916	$10,882,059	$672,425	$1,529,305	$241.05	$126.82	$27,005	1.24%
(1)Eric M. Sprink served as our CEO in each of the years 2021, 2022 and 2023.
(2)The dollar amounts reported represent “Compensation Actually Paid”, as calculated in accordance with SEC rules for the CEO and the average for Non-CEO NEOs for each reported year. These dollar amounts do not reflect actual amounts of compensation paid during the covered year, but reflect adjustments for (i) the year-end fair values of unvested equity awards granted in the current year, (ii) the year-over-year difference of year-end fair values for unvested awards granted in prior years, (iii) the fair values at vest date for awards granted and vested in the current year and (iv) the difference between prior year-end fair values and vest date fair values for awards granted in prior years. A reconciliation for the compensation actually paid is provided below.
(3)Our non-CEO NEOs in each of the years 2021, 2022 and 2023 are as follows:
•2023: Curt T. Queyrouze, Joel G. Edwards, Russell A. Keithley and Andrew G. Stines.
•2022: Curt T. Queyrouze and Joel G. Edwards.
•2021: John J. Dickson and Joel G. Edwards.
(4) Peer group is S&P 600 Small Cap which is the index included in the Performance Graph in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2023.
The following table reconciles the Summary Compensation Table compensation to the Compensation Actually Paid disclosed in the above table for the periods indicated:

		2023
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$1,787,991	$704,730
-	Grant date fair value of stock awards granted in fiscal year	(508,823)	(159,160)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	743,024	162,363
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	(412,899)	(73,254)
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(92,168)	(21,441)
Compensation Actually Paid		$1,517,124	$613,239

PAY VERSUS PERFORMANCE

		2022
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$2,006,649	$1,798,813
-	Grant date fair value of stock awards granted in fiscal year	(726,125)	(1,146,923)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	676,115	1,501,680
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	(287,971)	(42,047)
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(213,849)	(19,205)
Compensation Actually Paid		$1,454,819	$2,092,317

		2021
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$4,773,916	$672,425
-	Grant date fair value of stock awards granted in fiscal year	(3,333,518)	(132,233)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	5,825,299	259,048
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	3,450,049	695,774
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	166,314	34,292
Compensation Actually Paid		$10,882,059	$1,529,305
Changes in the Company’s stock price from period to period can have a material impact on the fair value amounts shown in the table above and, as a result, the Compensation Actually Paid from year to year may differ more dramatically. The following chart shows the Company’s stock price as of the dates indicated:

12/31/2023	12/31/2022	12/31/2021	12/31/2020
$44.41	$47.52	$50.62	$21.00
Compensation Actually Paid to our CEO in 2021 was significantly impacted by the grant of 100,000 PSUs to further align his performance and to retain his services. These PSUs cliff vest after 6 years from grant date if certain specified performance conditions are met. Similarly, Average Compensation Actually Paid to Non-CEO NEOs in 2022 was significantly impacted by the grant of 53,000 PSUs to the President to further align his performance and to retain his services. These PSUs cliff vest after 6 years from grant date if certain specified performance conditions are met. More information on these PSUs can be found in the “Executive Compensation” section of this proxy statement.
Tabular List of Financial Performance Measures
In the Company’s assessment, the most important financial performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance were:
•Return on Average Assets
•Return on Average Equity
•Core Deposit Growth
•Gross Loan Growth
•Net Charge-offs (for the community bank segment)

PAY VERSUS PERFORMANCE
The illustrations below provide a graphical description of Compensation Actually Paid (“CAP”) (as calculated in accordance with SEC rules) and the following measures:
•the Company’s and the peer group total shareholder return (assuming an initial fixed investment of $100);
•the Company’s net income; and
•the Company’s selected measure, which is return on average assets.

Total Shareholder Return versus Compensation Actually Paid

Compensation Actually Paid (in millions)
Value of $100 Investment from December 31, 2020
$12.00
$9.00
$6.00
$3.00
$—
$320.00
$240.00
$160.00
$80.00
$—
$10.88
$1.53
$1.45
$2.09
$1.52
$0.61
$241.05
$226.29
$211.48
$126.82
$106.40
$123.48
12/31/21
12/31/22
12/31/23
CEO CAP(1)
Average Non-CEO NEO CAP(2)
CCB Total Shareholder Return
S&P 600 Small Cap Total Shareholder Return

PAY VERSUS PERFORMANCE

Net Income versus Compensation Actually Paid
(in millions)
$50.00
$40.00
$30.00
$20.00
$10.00
$—
$27.01
$40.63
$44.58
$10.88
$1.53
$1.45
$2.09
$1.52
$0.61
12/31/21
12/31/22
12/31/23
CEO CAP
Average Non-CEO NEO CAP
Net Income

Return on Average Assets versus Compensation Actually Paid
Compensation Actually Paid (in millions)
Return on Average Assets
$12.00
$9.00
$6.00
$3.00
$—
1.44%
1.36%
1.28%
1.20%
1.12%
$10.88
$1.53
$1.45
$2.09
$1.52
$0.61
1.24%
1.38%
1.28%
12/31/21
12/31/22
12/31/23
CEO CAP
Average Non-CEO NEO CAP
Return on Average Assets

STOCK INFORMATION
STOCK INFORMATION
The following table provides information as of the Record Date about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock based on the information filed by that entity with the SEC(1). A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)
Steven D. Hovde 1629 Colonial Parkway Inverness, Illinois 60067	1,743,266	(2)	13.02%
Entities Affiliated with T. Rowe Price 101 East Pratt Street Baltimore, MD 21201	857,959	(3)	6.41%
Entities Affiliated with Endeavour Capital Advisors Inc. 410 Greenwich Avenue Greenwich, CT 06830	743,898	(4)	5.56%
Entities Affiliated with BlackRock, Inc. 55 East 52nd Street New York, NY 10055	831,274	(5)	6.21%
(1)Based on 13,387,725 shares of Company common stock outstanding and entitled to vote as of March 20, 2024.
(2)Includes (i) 1,711,841 shares owned individually by Mr. Hovde, (ii) 30,000 shares owned by a company for which Mr. Hovde has voting and dispositive power and (iii) 1,425 shares of unvested restricted stock for which he has sole voting power.
(3)Based solely on the Schedule 13G filed with the SEC on February 14, 2024  by T. Rowe Price Investment Management, Inc (Price Investment Management). The principal business address of T. Rowe Price Investment Management, Inc. (Price Investment Management) and its affiliates is 101 E. Pratt Street, Baltimore, MD 21201.
(4)Based solely on the Schedule 13G/A filed with the SEC on February 14, 2024  by entities including  Endeavour Capital Advisors Inc., Laurence M. Austin,  Mitchell J. Katz and Jonah Marcus. The principal business address of Endeavour Capital Advisors Inc. and its affiliates is 410 Greenwich Avenue, Greenwich, CT 06830.
(5)Based solely on the Schedule 13G/A filed with the SEC on January 29, 2024 by entities including BlackRock, Inc., Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The principal business address of BlackRock, Inc. and its affiliates is 55 East 52nd Street, New York, NY 10055.
The following table provides information as of March 20, 2024 about the shares that may be considered to be beneficially owned by each director or nominee for director of the Company, by the NEOs of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares over which he or she has directly or indirectly, sole or shared voting or investment power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right and are deemed outstanding for the purpose of calculating that person’s percentage ownership.  These shares, however are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

STOCK INFORMATION
Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)
Directors and Director Nominees:
Christopher D. Adams	24,867	(2)	*
Sadhana Akella-Mishra	3,947	(3)	*
Rilla R. Delorier	3,041	(4)	*
Brian T. Hamilton	—		*
Steven D. Hovde	1,741,841	(5)	13.01%
Thomas D. Lane	135,484	(6)	1.01%
Stephan Klee	4,350	(7)	*
Michael R. Patterson	4,025	(8)	*
Eric M. Sprink	248,892	(9)	1.85%
Gregory A. Tisdel	14,231	(10)	*
Pamela R. Unger	2,712	(11)	*
Named Executive Officers Who Are Not Directors:
Curt T. Queyrouze	3,692	(12)	*
Joel G. Edwards	57,287	(13)	*
Russell A. Keithley	23,007	(14)	*
Andrew G. Stines	4,132	(15)	*
All directors, nominees and executive officers as a group (18 persons)	2,269,190		16.82%
*Represents less than 1% of the Company’s outstanding shares.
(1)Based on 13,387,725 shares of Company common stock outstanding and entitled to vote as of March 20, 2024.
(2)Includes (i) 22,730 shares owned individually by Mr. Adams and (ii) 2,137 shares of unvested restricted stock.
(3)Includes (i) 2,451 shares owned individually by Ms. Akella-Mishra and (ii) 1,496 shares of unvested restricted stock.
(4)Includes (i) 1,758 shares owned individually by Ms. Delorier and (ii) 1,283 shares of unvested restricted stock.
(5)Includes (i) 1,710,416 shares owned individually by Mr. Hovde (ii) 30,000 shares owned by a company for which Mr. Hovde has voting and dispositive power and (iii) 1,425 shares of unvested restricted stock. Includes 408,164 shares that are pledged and currently blocked from trading.
(6)Includes (i) 79,226 shares held by Mr. Lane individually and jointly with his spouse, as to which Mr. Lane shares voting and dispositive power, (ii) 54,280 shares held in a blind trust, (iii) 410 shares held by Mr. Lane’s children, and (iv) 1,568 shares of unvested restricted stock.
(7)Includes (i) 2,854 shares owned individually by Mr. Klee and (ii) 1,496 shares of unvested restricted stock.
(8)Includes (i) 2,458 shares owned individually by Mr. Patterson and (ii) 1,567 shares of unvested restricted stock.
(9)Includes (i) 163,436 shares owned by Mr. Sprink individually and jointly with his spouse, as to which Mr. Sprink has or shares voting and dispositive power, (ii) 1,200 shares held by Mr. Sprink's children, as to which Mr. Sprink shares voting and dispositive power, and (iii) 84,256 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes (i) 42,458 shares of Company common stock underlying options that are subject to vesting, (ii) 100,000 shares of unvested PSUs and (iii) 50,253 shares of unvested RSUs.
(10)Includes (i) 12,083 shares owned by Mr. Tisdel individually, (ii) 1,283 shares of unvested restricted stock and (iii) 865 shares owned by a corporation controlled by Mr. Tisdel.
(11)Includes (i) 1,429 shares owned by Ms. Unger individually and (ii) 1,283 shares of unvested restricted stock.
(12)Includes 3,692 shares owned directly by Mr. Queyrouze. Excludes (i) 53,000 shares of unvested PSUs and (ii) 15,815 shares of unvested RSUs.
(13)Includes (i) 43,287 shares owned directly by Mr. Edwards and (ii) 14,000 shares of underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes (i) 11,600 shares of Company common stock underlying options that are subject to vesting and (ii) 14,116 shares of unvested RSUs.
(14)Includes (i) 8,157 shares owned directly by Mr. Keithley and (ii) 14,850 shares of underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes (i) 7,650 shares of Company common stock underlying options that are subject to vesting and (ii) 9,353 shares of unvested RSUs.
(15)Includes (i) 2,132 shares owned directly by Mr. Stines and (ii) 2,000 shares of unvested restricted stock. Excludes 7,250 shares of unvested RSUs.

OTHER INFORMATION
OTHER INFORMATION RELATED TO DIRECTORS AND EXECUTIVE OFFICERS
Policies and Procedures for Approval of Related Persons Transactions
We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•the aggregate amount involved will or may be expected to exceed $120,000;
•the Company is, will, or may be expected to be a participant; and
•any related person has or will have a direct or indirect material interest.
The policy excludes certain transactions, including:
•any compensation paid to an executive officer of the Company if the Compensation Committee of the Board of Directors approved (or recommended that the Board of Directors approve) such compensation;
•any compensation paid to a director of the Company if the Board of Directors or an authorized committee of the Board of Directors approved such compensation;
•any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002); and
•any extension of credit with a related person provided in the ordinary course of the Company’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans provided to unrelated third parties and which did not involve more than the normal risk of collectability or present other unfavorable features. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions.
Related person transactions will be approved or ratified by the Board of Directors. In determining whether to approve or ratify a related person transaction, the Board of Directors will consider all relevant factors, including:
•whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•the size of the transaction and the amount of consideration payable to the related person;
•the nature of the interest of the related person;
•whether the transaction may involve a conflict of interest; and
•whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.
A member of the Board of Directors who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Board of Directors, participate in some or all of the discussion.

OTHER INFORMATION
Transactions with Related Persons
The Company or the Bank may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, beneficial owners of 5% or more of our common stock, immediate family members of or other persons sharing a household with these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons in which the amount involved exceeded or will exceed $120,000 as “related party transactions.”
Certain Related Party Transactions
The following is a description of transactions since January 1, 2023, including currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000 and in which a Related Party had or will have a direct or indirect material interest. Each of the transactions described below have been approved according to the policies described above.
Downtown Everett Lease
The Company leased the downtown Everett branch facility from a group of investors that includes a limited liability company in which Andrew P. Skotdal, a former director who did not stand for reelection at the 2023 annual shareholders meeting, has an interest. The Everett lease originated in 1997 and has been extended multiple times. The Everett lease was renewed in 2023 for less square footage, at reduced monthly expense and was extended for an additional ten years, through March 31, 2034. The monthly minimum rent obligation under the amended lease agreement is $19,000 for the first five years with rent adjustments every year thereafter. The Company is also responsible for its proportion of real property taxes, utilities, maintenance, repairs and alterations. In 2023, the Company made $316,000 and in payments each year related to this lease agreement. Mr. Skotdal retired from the Board of Directors at the end of his term in connection with the 2023 annual shareholder meeting..
Legal Services. The Company engages Adams and Duncan, Inc. P.S. for legal services in which Christopher D. Adams, who is one of the Company’s directors, is a partner. For fiscal year ended December 31, 2023, total payments for legal services were $1.0 million.
Ordinary Banking Relationships
In the ordinary course of the Company’s business, we have engaged in regular banking transactions with the Company’s directors, executive officers, their immediate family members and companies in which they may have more than 5% beneficial ownership interest, including deposit relationships and loans to such persons and companies. Any such transactions were made on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time as comparable transactions with persons who were not related to us. Any loans that we make to the Company’s officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by the Board of Directors in accordance with applicable bank regulatory requirements. No related party loans involve more than the normal credit collection risk and do not present any other unfavorable features to us. As of December 31, 2023, we had $13.0 million of loans outstanding to the Company’s directors and officers, their immediate family members and their affiliates, while deposits from this group totaled $4.0 million. As of December 31, 2023, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with the Company’s directors and officers, as well as their immediate family members and affiliates.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications in writing to the care of Joel G. Edwards, Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Governance & Nominating Committee.

PROXY CARD
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
THE NOTICE AND PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT
https://annualgeneralmeetings.com/ccb2024

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF COASTAL FINANCIAL CORPORATION

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2024 Annual Meeting of Shareholders and Proxy Statement dated April 5, 2024, in connection with the 2024 Annual Meeting of Shareholders of Coastal Financial Corporation (the “Company”) to be held virtually at 6:00 p.m., Pacific Time, on Wednesday, May 22, 2024 (“2024 Annual Meeting of Shareholders”), and hereby appoints Eric Sprink and Christopher Adams as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of the Common Stock of COASTAL FINANCIAL CORPORATION registered in the name provided herein which the undersigned is entitled to vote, at the 2024 Annual Meeting of Shareholders, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as indicated on the reverse side hereof on the proposals set forth in said Proxy.

The 2024 Annual Meeting of Shareholders will be held in a virtual only format via live webcast. To attend the virtual 2024 Annual Meeting of Shareholders you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of Tuesday, May 21, 2024 at 5:00 p.m. Pacific Time.

SEE REVERSE SIDE FOR ALL PROPOSALS. If you wish to vote in accordance with the Company’s Board of Directors’ (the “Board of Directors”) recommendations, just sign in blue or black ink on the reverse side. You need not mark any boxes.

YOUR VOTE IS IMPORTANT - PLEASE VOTE PROMPTLY!

Shareholders of record may vote their proxy in the following ways (beneficial owners should follow voting instructions provided by their broker, bank or other nominee on how to vote their shares):

•Vote Via Internet:
Login to: https://annualgeneralmeetings.com/ccb2024
Enter your control number (12-digit number in bottom right corner of this Proxy Card)
Vote by 11:59 p.m. Pacific Time on May 21, 2024
•Vote Via Mail:
Mark, sign and date your proxy card and return it promptly to:
Pacific Stock Transfer Company
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119
Proxy card must be received by 11:59 p.m. Pacific Time on May 21, 2024
•Vote Via Virtual Meeting:
The Company will be hosting the 2024 Annual Meeting of Shareholders in a virtual only format via live webcast. To attend and vote at the virtual annual meeting, you must register in advance following the instructions above. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the 2024 Annual Meeting of Shareholders and will permit you to submit questions.

CONTROL NUMBER:

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: ☒

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 4 and 1 YEAR for Proposal 3. If you wish to vote in accordance with the Company’s Board of Directors’ recommendations, just sign in blue or black ink at the bottom of this page. You need not mark any boxes.

1.To elect four Directors for a 3-year term until the 2027 meeting of shareholders.

		FOR	WITHHOLD
01	Sadhana Akella-Mishra	□	□
02	Brian T. Hamilton	□	□
03	Eric M. Sprink	□	□
04	Pamela R. Unger	□	□

2.Advisory (non-binding) approval of the compensation paid to named executive officers.
□ FOR □ AGAINST □ ABSTAIN
3.Advisory (non-binding) approval of the frequency of future advisory votes on compensation paid to named executive officers.
□ 1 Year □ 2 Years □ 3 Years □ ABSTAIN
4.To ratify the selection of Moss Adams LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024.
□ FOR □ AGAINST □ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter as may properly come before the meeting or any adjournments or postponements thereof.

This proxy is revocable and when properly executed, will be voted in the manner directed on this Proxy. If no such direction is made, this proxy will be voted in accordance with the recommendations made by the Board of Directors. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY.

Date:
Signature:
Signature:

NOTE: Please insert date and sign exactly as name(s) appears on this Proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or officer or other authorized person on behalf of a corporation or other entity, or in another representative capacity, please give full corporate or other entity title under signature(s) of the authorized officer.

☐ Please mark here for address changes or comments. Provide updated address or comments in the space provided below:

☐ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

EMAIL ADDRESS: